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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on January 12, 2007

Registration No. 333-137891

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1447694 (I.R.S. Employer Identification Number)
399 Thornall Street, 8th Floor Edison, New Jersey 08837 (732) 635-1500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Paul B. Gridley
U.S. Shipping Partners L.P.
399 Thornall Street, 8th Floor
Edison, New Jersey 08837
(732) 635-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: Paul Jacobs, Esq. Roy L. Goldman, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

        If this Form is a post-effective amendment to a registration filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee(4)

Common units representing limited partner interests	4,433,580	$19.50	$86,454,810.00	$9,251.00

(1)
Pursuant to Rule 416(a), the number of common units being registered shall be adjusted to include any additional units that may become issuable as a result of any unit distribution, split, combination or similar transaction.
(2)
Includes 3,123,205 common units expected to be issued upon conversion of outstanding Class B units if such conversion is approved by unitholders.
(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the common unit on the New York Stock Exchange on October 3, 2006.
(4)
Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling unitholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 12, 2007

PROSPECTUS

U.S. Shipping Partners L.P.

4,433,580 Common Units
Representing Limited Partner Interests

        This prospectus relates to 4,433,580 common units representing limited partner interests in U.S. Shipping Partners L.P. that may be offered for resale by the selling unitholders named in this prospectus and the persons to whom the selling unitholders may transfer their shares. The common units were originally issued by us to the selling unitholders in a private placement transaction occurring in August 2006. No securities are being offered or sold by us pursuant to this prospectus. We will not receive any of the proceeds from the sale of the common units covered by this prospectus.

        The selling unitholders may sell none, some or all of the common units offered by this prospectus. The selling unitholders may offer and sell the common units at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Please read "Plan of Distribution."

        Our common units are listed on the New York Stock Exchange under the symbol "USS." On January 11, 2007, the closing sale price of our common units as reported on the New York Stock Exchange was $19.80 per unit.

        Limited partner interests in a limited partnership are inherently different from capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should consider carefully the risks relating to investing in our common units and each of the other risk factors described under "Risk Factors" beginning on page 7 of this prospectus in evaluating an investment in our common units.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2007.

TABLE OF CONTENTS

U.S. SHIPPING PARTNERS L.P.
RISK FACTORS
NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF THE COMMON UNITS
CASH DISTRIBUTION POLICY
MATERIAL TAX CONSEQUENCES
SELLING UNITHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process or continuous offering process. Under this shelf registration process, the selling unitholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered by the selling unitholders. Each time a selling unitholder sells securities, the selling unitholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling unitholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

        Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read "Where You Can Find More Information" and "Incorporation of Documents By Reference" included elsewhere herein. You are urged to read this prospectus carefully, including the "Risk Factors," and our SEC reports in their entirety before investing in our common units.

        You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to give any information or make any statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of any offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date. You should not assume that the information in this prospectus is accurate as of any date after its date.

        Throughout this prospectus, when we use the terms "U.S. Shipping Partners," "we," "us," "our," or like terms, we are referring to U.S. Shipping Partners L.P., the registrant itself, and its consolidated subsidiaries collectively, unless the context requires otherwise.

i

U.S. SHIPPING PARTNERS L.P.

Our Business

        We are a leading provider of long-haul marine transportation services, principally for refined petroleum products, in the U.S. domestic "coastwise" trade. We are also a leading provider of coastwise transportation of petrochemical and commodity chemical products, as measured by fleet capacity. Our existing fleet consists of ten tank vessels, including six integrated tug barge units, or ITB units; one product tanker; and three chemical parcel tankers. With the addition of four articulated tug barge units, or ATB units, currently under construction and an option to build a fifth ATB unit, we are adding double-hull newbuilds that are in compliance with the Oil Pollution Act of 1990, or OPA 90, to our fleet that will serve customers in both the refined petroleum product and chemical markets.

        Our primary customers include a wide range of major oil and chemical companies, including Hess, BP, Shell, ExxonMobil, Koch Industries and Dow Chemical, among others. Approximately 80% of our fleet's capacity is currently under contract with initial terms of one year or more, which provides us with a relatively predictable level of revenue. We do not assume ownership of any of the products that we transport on our vessels.

        We are a publicly traded Delaware limited partnership. Our general partner, US Shipping General Partner LLC, a Delaware limited liability company, has ultimate responsibility for managing our operations.

Recent Developments

Articulated Tug Barge Construction

        On February 16, 2006, we entered into a contract with Manitowoc Marine Group, or MMG, for the construction of two barges, each of which is specified to have a carrying capacity of approximately 156,000 barrels. The contract with MMG includes options to construct two additional barges, which we exercised in May 2006, although we paid $0.4 million for the option to cancel the last barge at any time prior to November 18, 2006. On November 18, 2006, we paid $2.0 million to MMG, of which $1.9 million was an additional deposit toward the fourth barge and $0.1 million was a fee to extend the date to cancel the fourth barge until June 18, 2007. If the cancellation option is exercised on or before June 18, 2007, we will forfeit all amounts then on deposit for this barge (which aggregate $3.8 million). We have also paid $0.8 million of deposits for owner-furnished equipment for the fourth ATB that may not be recoverable if we decide not to proceed with that vessel. On February 16, 2006, we entered into a contract for the construction of two tugs with Eastern Shipbuilding Group, Inc., or Eastern, which will be joined with the barges to complete the first two new ATB units. Eastern has granted us options to have two additional tugs constructed and delivered. The option for one tug was exercised in August 2006. The option for the second tug must be exercised by May 1, 2007. The total construction costs anticipated for the new ATB units is $65.0 million—$66.0 million each, in each case inclusive of owner furnished equipment, but exclusive of capitalized interest. We expect the first two new ATB units to be completed in August 2008 and November 2008 and the second two new ATB units to be completed in August 2009 and, if not cancelled, November 2009. As of September 30, 2006, we have made payments totaling approximately $24.5 million related to these new builds. As discussed below, we used proceeds from our debt and equity financings completed in August 2006 to fully fund the construction of the first three ATBs by MMG and Eastern. At September 30, 2006 we had $174.9 million in escrow to fund the construction of the first three new ATB units.

        The contracts to construct our ATBs with MMG and Eastern are primarily fixed; however, there is an escalator clause related to the price of steel. The contract is priced utilizing a steel cost of $900/ton for steel plate and $1,100/ton for steel shape. Increases or decreases from these stated costs could significantly impact the cost of the vessels. As of December 31, 2006, there has been no material change in the price of steel compared to the costs priced in the contract.

        In order to address completion issues experienced by Southern New England Shipyard Company, or SENESCO, on June 1, 2006, pursuant to a settlement with SENESCO, we cancelled our agreement with SENESCO to construct an ATB unit and took possession of the tug and barge under construction. SENESCO has paid us $21.0 million to cover a portion of the cost overruns. We have hired a naval architecture and marine engineering firm to manage and supervise the completion of the ATB. We currently expect that the net cost to construct the ATB unit, after giving effect to the payment of $21.0 million by SENESCO, will be approximately $70.0 million—$71.0 million (net of estimated credits and other legal claims of approximately $1.4 million we believe we are entitled to), of which approximately $35.0 million has been paid through September 30, 2006. This ATB unit is scheduled to be delivered in April 2007 and is already under contracts of affreightment to transport commodity chemical products with specified minimum volumes that, together with a requirement that the customer ship any excess volume of the products covered by the contract on the ATB unit, are expected to utilize substantially all of such ATB unit's anticipated capacity through June 2010. These contracts of affreightment, which commenced in June 2006, are currently being covered by the Sea Venture, one of our chemical parcel tankers, until the ATB unit is completed. Our ability to complete this ATB by April 2007 at the above cost estimate is dependent on a number of factors, some of which are beyond our control, including the availability and cost of needed equipment and labor, our ability to obtain the credits and other reimbursements we believe we are entitled to, as well as weather conditions. Any delay in delivery of the ATB and/or increase in the cost of completion could adversely affect our business, results of operations and ability to pay distributions.

        Effective June 1, 2006, we entered into a lease agreement with the graving dock where this ATB barge is being built. The lease expires on June 30, 2007. The total rental obligation of this operating lease is $1.1 million and the payments will be capitalized as part of the cost to construct the ATB unit.

Financing

        On August 7, 2006, we completed debt and equity financings for which we received gross proceeds of approximately $429.1 million. The proceeds were used as follows: (i) to fund $182.6 million into an escrow account to be used solely for the construction of at least three new ATBs at an aggregate cost of $65.3 million each, of which we had paid approximately $24.5 million at September 30, 2006; (ii) to fund up to $70.0 million of capital contributions into the Joint Venture described below, of which we have funded $18.4 million through September 30, 2006 and our remaining $51.6 million obligation is secured by a cash collateralized letter of credit; (iii) to refinance $152.1 million of indebtedness outstanding under our then current credit facility; (iv) to pay fees and expenses incurred in connection with these transactions; and (v) for general corporate purposes.

        On August 7, 2006, we issued $100.0 million aggregate principal amount of 13% Senior Secured Notes due 2014, or the Notes. Interest is payable on the Notes on February 15 and August 15 of each year, beginning February 15, 2007. The Notes will mature on August 15, 2014.

        We may redeem all or part of the Notes on or after February 15, 2011. Prior to such date, we may redeem all or a portion of the Notes by paying a make-whole premium. In addition, prior to August 15, 2009, we may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a price of 113% of the principal amount of the Notes redeemed.

        The Notes are guaranteed by all of our existing domestic subsidiaries, other than U.S. Shipping Finance Corp., USS Product Carriers LLC, or Product Carriers, and USS Products Investor LLC. The Notes and guarantees are secured on a second priority basis by liens on our vessels and an escrow account the funds from which will be used to finance the construction of at least three new ATB units. In the event that our creditors exercise remedies with respect to our and our guarantors' pledged assets, the proceeds of the liquidation of those assets will first be applied to repay obligations secured by first priority liens under our new amended and restated credit facility and other first priority obligations in full before any payments are made with respect to the Notes.

        There is currently no public market for the Notes. We and our guarantor subsidiaries have agreed to file a registration statement with the SEC related to an offer to exchange the Notes and the guarantees for publicly tradeable Notes and guarantees having substantially identical terms. In addition, we may be required to file a shelf registration statement covering resales of the Notes by holders of the notes. The Notes are eligible for trading in the Private Offering, Resales and Trading Automatic Linkages (PORTALSM) Market.

        Concurrently with the sale of the Notes, we issued to third party investors 1,310,375 additional common units and 3,123,205 Class B units, at a unit price of $18.34 and $17.12, respectively, for approximately $77.5 million of gross proceeds. The Class B units are subordinated to our common units, but senior to our outstanding subordinated units and, if approved by unitholders, will be converted into our common units. If conversion of the Class B units is not approved by the common unitholders by February 3, 2007, the minimum quarterly distribution on the Class B units will be increased to $0.5175, compared to the minimum quarterly distribution on our common units and existing subordinated units of $0.45. The Class B units will vote as a single class with the common units, except that they shall be entitled to vote as a separate class on any matter that adversely affects their rights or preferences. This prospectus covers common units, as well as the common units to be issued upon conversion of the Class B units, if approved by unitholders, issued in the August 2006 private placement.

        Concurrent with the sale of the Notes, and the consummation of the equity offering, we also amended and restated our credit facility with Canadian Imperial Bank of Commerce, as administrative agent, to provide us with a:

  •
  $310.0 million senior secured term facility, of which $250.0 million was drawn at closing that was used to refinance existing indebtedness and/or to finance the acquisition or construction of additional vessels and a $60.0 million delayed draw term loan which may be drawn at any time prior to August 6, 2007; and

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  $40.0 million senior secured revolving working capital credit facility that will be used for ongoing working capital needs, letters of credit, distributions and general partnership purposes, including future acquisitions and expansions.

        In addition, until August 6, 2008, we have the option to increase, up to an additional amount not to exceed $50.0 million in the aggregate, the maximum amount available to us under the credit agreement through increases in either the term facility, revolving credit facility or both. Our exercise of this option is at the discretion of CIBC World Markets Corp. and Lehman Brothers Inc., as the joint lead arrangers, and is contingent upon, among other things, no event of default having occurred and continuing.

        Our obligations under the credit facility are secured by a first priority security interest, subject to permitted liens, on all our assets (other than the assets of the Joint Venture (as defined below) and Product Carriers).

        Borrowings under our revolving credit facility are due and payable on the earlier of August 6, 2011 or the date the term facility is repaid. The term loan matures August 6, 2012, and is required to be amortized quarterly. We can prepay all loans under our credit facility at any time without premium or penalty (other than customary LIBOR breakage costs).

        Our credit agreement prevents us from declaring dividends or distributions if any event of default, as defined in the credit agreement, occurs or would result from such declaration. In addition, the credit agreement contains covenants requiring us to adhere to certain financial covenants and limiting the ability of our operating company and its subsidiaries to, among other things:

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  incur or guarantee indebtedness;

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  change ownership or structure, including consolidations, liquidations and dissolutions;

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  make distributions or repurchase or redeem units;

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  make capital expenditures in excess of specified levels;

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  make certain negative pledges and grant certain liens;

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  sell, transfer, assign or convey assets;

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  make certain loans and investments;

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  enter into a new line of business;

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  transact business with affiliates;

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  amend, modify or terminate specified contracts;

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  permit the obligations (other than certain specified obligations) of Product Carriers and the Joint Venture being recourse to us;

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  enter into agreements restricting loans or distributions made by our operating company's subsidiaries to us or our operating company; or

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  participate in certain hedging and derivative activities.

        In connection with the issuance of the Notes and the related financing transactions, we incurred fees of approximately $14.4 million, which were allocated to the associated transactions. Additionally, as a result of the refinancing of the credit facility, we expensed $2.5 million of previously capitalized financing costs.

Joint Venture

        Our newly created wholly-owned subsidiary Product Carriers entered into a contract, effective March 14, 2006, with the National Steel and Shipbuilding Company, or NASSCO, a subsidiary of General Dynamics Corporation, for the construction of nine 49,000 dwt double-hulled tankers, and the option to construct five additional tankers. General Dynamics provided a performance guarantee to Product Carriers in respect of the obligations of NASSCO under the construction contract. NASSCO is scheduled to deliver the first tanker in the second quarter of 2009, with subsequent tankers delivered every six to eight months. We currently expect the cost to construct these nine tankers to aggregate over $1.0 billion.

        On August 7, 2006 we entered into a joint venture, USS Products Investor LLC, or the Joint Venture, to finance the construction of the first five petroleum tankers by NASSCO. Third parties, led by affiliates of The Blackstone Group, have committed to provide an aggregate of $105.0 million of equity financing and we have committed to provide $70.0 million of equity financing to the Joint Venture, including the $5.0 million which had been funded prior to the formation of the Joint Venture. In addition, the Joint Venture entered into a revolving notes facility agreement pursuant to which affiliates of The Blackstone Group and other parties have made available $325.0 million of revolving credit loans to finance construction of the tankers. As tankers are constructed, we will have the right to purchase completed tankers at specified prices (except in certain limited circumstances). The Joint Venture will use the proceeds from the sale of the tankers to us, or to third parties if we do not exercise our purchase options, to, among other things, repay debt and to fund future milestone payments to NASSCO relating to the construction of the remaining tankers and ultimately to make distributions to the Joint Venture's equity holders.

        Upon formation of the Joint Venture, Product Carriers assigned its rights and obligations with respect to the construction of the first five tankers to the Joint Venture and received an arrangement fee of $4.5 million. The Joint Venture also has the right to elect to have rights and obligations under the NASSCO contract to construct up to four additional tankers assigned to the Joint Venture at specified times.

        If the Joint Venture elects to build the remaining four tankers, we anticipate that the $500.0 million of capital committed to the Joint Venture, together with anticipated proceeds from the sale of tankers by the Joint Venture to us or to third parties, will be sufficient to fund the construction of all of the tankers. NASSCO released Product Carriers from any obligation under the construction contract relating to the first five tankers and will release Product Carriers from any obligation under the construction contract relating to tankers six through nine to the extent the rights with respect to such tankers are also assigned to the Joint Venture. If the Joint Venture elects not to construct the last four tankers, Product Carriers would be obligated to obtain alternative financing for their construction or to transfer the shipyard slots. In such event, we cannot assure you that Product Carriers will be able to obtain the necessary financing on acceptable terms or at all. If Product Carriers is unable to obtain the financing for these four tankers, it is obligated to reimburse NASSCO for any damages incurred by NASSCO as a result of these tankers not being constructed or if they are transferred to a third party at a loss to NASSCO, up to a maximum of $10.0 million (plus costs and expenses incurred by NASSCO) for each such tanker, with such amounts being funded solely out of monies received by Product Carriers in respect of its equity investment in the first five vessels constructed by the Joint Venture.

        We own a 40% equity interest in the Joint Venture, with affiliates of The Blackstone Group and certain other investors owning in aggregate a 60% equity interest. The excess of the sales price of the tankers paid by us or third parties to the Joint Venture over the amounts borrowed to fund construction of the tankers, including interest, fees and expenses, will be used to fund the construction of additional tankers and then will be distributed first to the third party equity investors, until they receive a specified return, then to Product Carriers until it receives a specified return, and then on a shared basis dependent on the returns generated.

        The obligations and liabilities of the Joint Venture are intended to be non-recourse to us, although the Joint Venture's financial statements are consolidated with ours for financial reporting purposes due to our control of the board of directors of the Joint Venture. We do not have any further obligation to contribute funds to the Joint Venture, other than our commitment to provide $70.0 million of equity funding, to guaranty USS Product Manager LLC's, or Product Manager's, obligation under the management agreement and certain indemnification obligations,

        As tankers are constructed, we will have the right to purchase completed tankers from the Joint Venture at specified prices subject to adjustment (except in certain limited circumstances), provided that such prices are within the range of fair values as determined by appraisal. If we do not elect to purchase a tanker within a specified time period, the Joint Venture may sell the tanker to a third party; however, the Joint Venture must first allow us to make an offer to purchase the tanker (except in certain limited circumstances).

        To the extent we are able to purchase tankers from the Joint Venture, we expect to employ the tankers under long-term time charter contracts, which typically range in length from three to ten years. We are currently in discussions with several major oil and gas companies to charter the tankers under long-term charter contracts. Because of the decline in available tanker capacity in the U.S. flag "Jones Act" market, the major oil and gas companies' continued emphasis on chartering new high quality tonnage and the shortage of shipyard capacity to build tankers in the United States, we believe that we will be able to negotiate favorable charter rates that will make the acquisition of the tankers accretive to us based on the range of purchase prices anticipated by us.

        We have the right to and have appointed three of the directors to the Joint Venture, and the other equity holders have the right to and have appointed two directors, although upon the occurrence of specified events, we will lose the right to appoint two of our three directors. There is also an independent director, who can only vote when the board is considering a voluntary bankruptcy of the Joint Venture. In addition, in all circumstances the taking of certain fundamental actions will require the consent of a director appointed by the other equity holders.

        Product Manager, our newly formed wholly-owned subsidiary, will manage the construction and operation of the tankers for the Joint Venture, for which it will receive the following compensation, subject to certain specified limitations:

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  an oversight fee of $1.0 million per tanker, payable ratably over the course of construction of such tanker;

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  a management fee of $1.0 million per year for each completed tanker that is operated by the Joint Venture;

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  a delivery fee of up to $750,000 per tanker, depending on the delivery date and cost of construction; and

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  a sale fee of up to $1.5 million per tanker upon its sale to us or a third party, depending on the price obtained and whether a charter meeting specified terms is in place.

        The management agreement between Product Manager and the Joint Venture has an initial term of 10 years, subject to early termination under certain circumstances. The obligations under the management agreement will be performed by employees of US Shipping General Partner LLC, our general partner. Certain members of our management are expected to devote significant time to the management and operation of the Joint Venture, and, therefore, they will not be able to devote such time to our business. We have guaranteed Product Manager's performance obligations under the management agreement.

        The Joint Venture agreement prohibits us from acquiring any vessels engaged in the coastwise trade built since January 1, 1996 that are greater than 30,000 dwt until all the vessels being constructed by the Joint Venture have been sold or have entered into charters meeting specified minimum standards.

Principal Executive Offices and Internet Address

        Our principal executive offices are located at 399 Thornall Street, 8th Floor, Edison, New Jersey 08837, and our phone number is (866) 467-2400. Our website is located at http://www.usslp.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

        Common units, representing limited partner interests, are inherently different from capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. You should consider carefully the following risk factors together with all of the other information included in this prospectus, any prospectus supplement and the information that we have incorporated herein by reference before investing in our common units.

        In addition to the other information in this prospectus, this prospectus contains historical information and forward-looking statements that involve risks and uncertainties. Our actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this document, including those documents herein incorporated by reference.

Risks Inherent in Our Business

We may not have sufficient available cash to enable us to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner.

        We may not have sufficient available cash each quarter to pay the minimum quarterly distribution. The amount of cash we can distribute on our common units principally depends upon the amount of cash we generate from our operations, which will fluctuate from quarter to quarter based on, among other things:

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  the level of consumption of refined petroleum, petrochemical and chemical products in the markets in which we operate;

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  the prices we obtain for our services;

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  the level of our operating costs, including payments to our general partner;

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  the level of unscheduled off-hire days and the timing of, and number of days required for, scheduled drydockings of our vessels; and

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  prevailing economic conditions.

        In addition, the actual amount of cash we will have available for distribution will depend on other factors such as:

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  the level of capital expenditures we make, including for acquisitions, drydockings for repairs, retrofitting of vessels to comply with OPA 90, newbuildings, and compliance with new regulations;

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  the restrictions contained in our debt instruments and our debt service requirements;

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  fluctuations in our working capital needs;

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  our ability to make working capital or other borrowings; and

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  the amount of reserves established by our general partner.

        For 2006, we increased our maintenance capital expenditure reserve from $17.2 million to $19.6 million, which will reduce our cash available for distribution by $2.4 million in 2006 compared to 2005.

        We have an obligation to finance, through required equity contributions to the Joint Venture, up to $70.0 million of the costs of constructing five new tankers, of which we have contributed $18.4 million through September 30, 2006. If the Joint Venture elects not to construct the remaining four tankers, Product Carriers will be obligated to arrange financing for the construction of the tankers or assign the contract to a third party. If we provide capital to Product Carriers for such purpose, this will limit the cash we have available to make quarterly distributions on the units. Our ability to provide capital to Product Carriers and, therefore, the Joint Venture will be limited to an extent by our debt agreements.

The amount of cash we have available for distribution to unitholders depends primarily on our cash flow and not solely on profitability.

        The amount of cash we have available for distribution depends primarily on our cash flow, including cash reserves, payments received under the Hess support agreement and working capital or other borrowings, and not solely on profitability, which will be affected by non-cash items. As a result, we may make cash distributions during periods when we record losses and may not make cash distributions during periods when we record net income. Our net income per unit for each of 2005, 2004 and 2003 was, and we expect our net income for 2006 will be, less than the minimum annual distribution of $1.80 per unit.

        The amount of available cash we need to pay the minimum quarterly distribution for four quarters on the common units, the subordinated units and the general partner interest outstanding is currently approximately $33.5 million.

Our business would be adversely affected if we failed to comply with the Jones Act provisions on coastwise trade, or if those provisions were modified or repealed.

        We are subject to the Jones Act and other federal laws that restrict maritime transportation between points in the United States to vessels operating under the U.S. flag, built in the United States, at least 75% owned and operated by U.S. citizens and manned by U.S. crews. Compliance with the Jones Act increases our operating costs. We are responsible for monitoring the ownership of our common units and other partnership interests to ensure our compliance with the Jones Act. If we do not comply with these restrictions, we would be prohibited from operating our vessels in U.S. coastwise trade, and under certain circumstances we would be deemed to have undertaken an unapproved foreign transfer, resulting in severe penalties, including permanent loss of U.S. coastwise trading rights for our vessels, fines or forfeiture of the vessels. In addition, if any of our ITB units cease to be qualified under the Jones Act, Hess will no longer be required to make support payments in respect of that vessel under the Hess support agreement, which could have a material adverse effect on our business, results of operations and financial condition.

        During the past several years, interest groups have lobbied Congress to modify or repeal the Jones Act to facilitate foreign flag competition for trades and cargoes currently reserved for U.S. flag vessels under the Jones Act and cargo preference laws. Foreign vessels generally have lower construction costs and generally operate at significantly lower costs than we do in the U.S. markets, which would likely result in reduced charter rates. We believe that continued efforts will be made to modify or repeal the Jones Act and cargo preference laws currently benefiting U.S. flag vessels. If these efforts are successful, it could result in significantly increased competition and have a material adverse effect on our business, results of operations and financial condition and our ability to pay distribution on the common units. As a result of Hurricanes Katrina and Rita, a short-term waiver, which expired on October 24, 2005, was granted by the U.S. Department of Homeland Security, lifting the Jones Act restriction on foreign-flag carriers, allowing these carriers to replace transporting needs arising from out-of-service pipelines. We cannot assure that future waivers will not be granted or that any such waivers will not have a material adverse effect on our business, results of operations and financial condition.

Because we must make substantial expenditures to comply with mandatory drydocking requirements for our fleet, and because these expenditures may be higher than we currently anticipate, we may not have sufficient available cash to pay the minimum quarterly distribution in full.

        Both domestic (U.S. Coast Guard) and international (International Maritime Organization) regulatory bodies require that our ITB units and ATB units be drydocked for inspection and maintenance twice every five years (although to date we have been able to obtain waivers from the U.S. Coast Guard that allow us to drydock our ITB units once every five years, with a mid-period underwater survey in lieu of drydocking), and that our parcel tankers and product tanker, the Houston be drydocked twice every five years, and will require that any newly constructed product tankers be drydocked every five years. To the extent we are unable to obtain such waivers regarding the drydocking of our ITB units, we could experience additional off-hire days, which will reduce our revenue. In addition, vessels may have to be drydocked in the event of accidents or other unforeseen damage.

        Two of our six ITB units were drydocked in 2005, two were drydocked in 2006, and the remaining two will be drydocked in 2007. We estimate that drydocking these vessels will cost approximately $6.0 million per vessel. The Houston was drydocked in 2005 at a cost of $3.1 million, the Sea Venture, the Charleston and the Chemical Pioneer were drydocked in 2006 at a cost of $9.9 million, $5.2 million, and approximately $5.5 million, respectively; all four will be required to be drydocked again in 2008. We estimate drydocking of the parcel and product tankers will cost approximately $3.0 million to $5.0 million per vessel, drydocking of the ATB units will initially cost approximately $1.0 million to $2.0 million per vessel and drydocking of the new tankers, if acquired by us from the Joint Venture, will cost approximately $3.5 million to $4.0 million per vessel. When drydocked, each of our ITB units will be out of service for approximately 50 to 60 days, each of our parcel tankers and the Houston will be out of service for approximately 35 to 50 days, each of our ATB units will be out of service approximately 25 days and each of our new tankers will be out of service for approximately 35 to 40 days. At the time we drydock these vessels, the actual cost of drydocking may be higher due to inflation and other factors. In addition, vessels in drydock will not generate any income, which will reduce our revenue and cash available to make distributions on our units.

        Because the required drydocks for the Sea Venture in 2011 and the ITB units in 2010 (Jacksonville and New York), 2011 (Groton and Mobile) and 2012 (Baltimore and Philadelphia) occur near their respective mandatory phase-out dates under OPA 90, it may not be economical for us to perform the drydocks on one or more of those vessels if we determine not to retrofit such vessel to make it OPA 90 compliant. In such event, if the vessel taken out of service is not replaced, it could have a material adverse effect on our business, results of operations and financial condition and our ability to make distributions on our units

The cost of bringing our fleet into compliance with OPA 90 will be significant; this may cause us to reduce the amount of our cash distributions or prevent us from raising the amount of our cash distributions.

        Under OPA 90, we will be required to phase-out the use of substantially all our vessels to carry petroleum-based products beginning in 2012 unless we retrofit these vessels. The phase-out dates for these vessels are: Groton and Jacksonville (2012), Baltimore, Charleston, Chemical Pioneer, Sea Venture and New York (2013) and Mobile and Philadelphia (2014). As a result of these requirements, these vessels will be prohibited from transporting crude oil and petroleum-based products in U.S. waters after these dates unless they are retrofitted to comply with OPA 90.

        In order to bring our ITB units into compliance with OPA 90, at a minimum we will be required to retrofit each ITB unit with double-sides. We estimate the current cost of this retrofit to be approximately $25.0 million per vessel if performed in a foreign shipyard, which would be subject to regulatory approval; however, at the time we make these expenditures, the actual cost could be higher due to inflation and other factors. We have received preliminary advice from the United States Coast Guard that the aggregate weight of the additional steel required to be added in connection with the retrofit of our ITBs is in excess of the weight that can be added in a foreign shipyard without losing the Jones Act qualification for the vessel. We are appealing this ruling, but even if the decision is not reversed, we believe we would still be able to complete a substantial portion of the retrofit in a foreign shipyard at substantially reduced costs. The cost of completing the entire retrofit in a U.S. shipyard could be significantly in excess of $25.0 million per vessel and may make the project economically unfeasible. Additionally, any such retrofit would require a substantial off-hire period. Several of our customers have indicated that they are currently not interested in chartering retrofitted ITB units. The cost of retrofitting the ITB units compared to the cost of newbuildings, market conditions, charter rates, customer acceptance and the availability and cost of financing will be major factors in determining the OPA 90 compliance plan that we ultimately implement. Depending on the cost of the plan that we ultimately adopt to comply with OPA 90 phase-out requirements, we may need to increase our maintenance capital expenditures, which would reduce cash available to make distributions on our units. In addition, if charter rates decline or customers refuse to charter retrofitted ITB units, it may not be economical for us to retrofit one or more ITB units, in which event we would have to take them out of service transporting petroleum-based products, which would have a material adverse effect on our business, results of operations and financial condition and our ability to make distributions on our units. We may be required to make deposits to reserve shipyard berths in connection with our OPA 90 compliance plan, some or all of which may be non-refundable if we do not continue with our initial plan. We have an obligation to finance up to $70.0 million of the costs of constructing five new tankers through the Joint Venture, which would replace our ITBs in the refined petroleum products market to the extent we are able to purchase such tankers from the Joint Venture. If the Joint Venture does not elect to construct the four additional tankers, Product Carriers will be obligated to arrange financing for the construction of the tankers or assign the contract to a third party, and if we provide capital to Product Carriers for such purpose this will limit the cash we have available to make distributions on our units. Our ability to provide capital to Product Carriers will be limited to an extent by our debt agreements.

        Although the Chemical Pioneer is double-hulled, it is not OPA 90 compliant; however, we believe that only a minor modification, which is estimated to cost approximately $0.5 million, must be made by 2013 to bring the Chemical Pioneer into compliance with OPA 90. Although the Charleston is also not OPA 90 compliant, our intent is to seek a waiver allowing us to carry refined petroleum products in the vessel's center tanks and non-petroleum-based products in the other tanks rather than retrofit the vessel. If the waiver is not obtained, or under certain circumstances even if the waiver is obtained, we may not be able to transport a sufficient quantity of products that generate qualifying income, in which event we would be required to place the Charleston in a corporate subsidiary to avoid generating too much non-qualifying income. A corporate subsidiary will be subject to corporate-level tax, which will reduce the cash available to make distributions on our units. The Sea Venture is not OPA 90 compliant and we currently intend to operate the Sea Venture in the chemical trade beyond its OPA 90 phase out date in September 2013.

The amount of estimated maintenance capital expenditures our general partner is required to deduct from basic surplus each quarter is based on our current estimates and could increase in the future.

        Our partnership agreement requires our general partner to deduct from basic surplus each quarter estimated maintenance capital expenditures as opposed to actual maintenance capital expenditures in order to reduce disparities in basic surplus caused by fluctuating maintenance capital expenditures, such as retrofitting or drydocking. Our annual estimated maintenance capital expenditures for purposes of calculating basic surplus increased from $17.2 million in 2005 to $19.6 million in 2006. This amount is based on our current estimates of the amounts of expenditures we will be required to make in the future, which we believe to be reasonable. The amount of estimated maintenance capital expenditures deducted from basic surplus is subject to review and change by the board of directors of our general partner at least once a year, with any change approved by the conflicts committee.

Capital expenditures and other costs necessary to operate and maintain our vessels tend to increase with the age of the vessel and may also increase due to changes in governmental regulations, safety or other equipment standards.

        Capital expenditures and other costs necessary to operate and maintain our vessels tend to increase with the age of the vessel. Accordingly, it is likely that the operating costs of our older vessels will increase. In addition, changes in governmental regulations, safety or other equipment standards, as well as compliance with standards imposed by maritime self-regulatory organizations and customer requirements or competition, may require us to make additional expenditures. For example, if the U.S. Coast Guard or the American Bureau of Shipping, an independent classification society that inspects the hull and machinery of commercial ships to assess compliance with minimum criteria as set by U.S. and international regulations, enacts new standards, we may be required to make significant expenditures for alterations or the addition of new equipment. In order to satisfy any such requirement, we may be required to take our vessels out of service for extended periods of time, with corresponding losses of revenues. In the future, market conditions may not justify these expenditures or enable us to operate our older vessels profitably during the remainder of their economic lives.

If we are unable to fund our capital expenditures, we may not be able to continue to operate some of our vessels, which would have a material adverse effect on our business and our ability to pay the minimum quarterly distribution on our units.

        In order to fund our capital expenditures including, without limitation, our planned purchase of the vessels from the Joint Venture and the construction of the four additional vessels if the Joint Venture elects not to construct the additional vessels, we may be required to incur borrowings or raise capital through the sale of debt or equity securities. Our ability to access the capital markets for future offerings may be limited by our financial condition at the time of any such offering as well as by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond our control. Our failure to obtain the funds for necessary future capital expenditures would limit our ability to continue to operate some of our vessels or construct or purchase new vessels and could have a material adverse effect on our business, results of operations and financial condition, our ability to make distributions on our units and our estimated return from our investment in the Joint Venture.

A decline in demand for refined petroleum, petrochemical and commodity chemical products, particularly in the coastal regions of the United States, or a decrease in the cost of importing refined petroleum products, could cause demand for U.S. flag tank vessel capacity and charter rates to decline, which would decrease our revenues and profitability.

        The demand for U.S. flag tank vessel capacity is influenced by the demand for refined petroleum, petrochemical and commodity chemical products and other factors including:

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  global and regional economic and political conditions;

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  developments in international trade;

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  changes in seaborne and other transportation patterns, including changes in the distances that cargoes are transported;

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  environmental concerns;

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  availability and cost of alternative methods of transportation of products; and

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  in the case of tank vessels transporting refined petroleum products, competition from alternative sources of energy, such as natural gas, and alternate transportation methods.

        Any of these factors could adversely affect the demand for U.S. flag tank vessel capacity and charter rates. Any decrease in demand for tank vessel capacity or decrease in charter rates could have a material adverse effect on our business, results of operations and financial condition, our ability to make distributions on our units and our estimated return from our investment in the Joint Venture.

        The demand for U.S. flag tank vessel capacity is also influenced by the cost of importing refined petroleum products. Historically, charter rates for vessels qualified to participate in the coastwise trade under the Jones Act have been higher than charter rates for foreign flag vessels because of the higher construction and operating costs of U.S. flag vessels due to the Jones Act requirements that such vessels must be built in the United States and manned by U.S. crews. Therefore, it has historically been cheaper for certain areas of the United States, such as the northeastern United States, to import refined petroleum products than to obtain them from U.S. refineries. International shipping rates can influence the amount of refined petroleum products imported into the United States. If the cost of foreign shipping of imported refined petroleum products, which is currently at historically high levels, decreases, charter rates for foreign flag vessels may decline, making it cheaper to import refined petroleum products to other regions of the East Coast and the West Coast to meet demand. If this were to occur, demand for our oil product vessels and charter rates could decrease, which could have a material adverse effect on our business, results of operations and financial condition, our ability to make cash distributions and our estimated return from our investment in the Joint Venture.

        The demand for U.S. flag tank vessel capacity and charter rates are currently increasing as vessels are being phased-out of service transporting petroleum based products under OPA 90. If the existing trend reverses due to changes under the Jones Act or otherwise, demand for our tankers and charter rates could decrease, which could adversely affect our business.

Marine transportation has inherent operating risks, and our insurance may not be adequate to cover our losses.

        Our vessels and their cargoes are at risk of being damaged or lost because of events such as:

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  marine disasters;

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  bad weather;

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  mechanical failures;

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  grounding, fire, explosions and collisions;

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  human error; and

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  war and terrorism.

        All of these hazards can result in death or injury to persons, loss of property, environmental damages, delays or rerouting. If one of our vessels were involved in an accident with the potential risk of environmental contamination, the resulting media coverage could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions.

        We carry insurance to protect against most of the accident-related risks involved in the conduct of our business. Nonetheless, risks may arise against which we are not adequately insured. For example, a catastrophic spill could exceed our insurance coverage and have a material adverse effect on our operations. In addition, we may not be able to procure adequate insurance coverage at commercially reasonable rates in the future, and we cannot guarantee that any particular insurance claim will be paid. In the past, new and stricter environmental regulations have led to higher costs for insurance covering environmental damage or pollution, and new regulations could lead to similar increases or even make this type of insurance unavailable. Furthermore, even if insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement ship in the event of a loss.

        We do not carry loss-of-hire insurance, which covers the loss of revenue during extended vessel off-hire periods, such as for unscheduled drydocking due to damage to the vessel from accidents. Accordingly, any loss of a vessel or extended vessel off-hire, due to accident or otherwise, could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions. See "—We have a limited number of vessels, and any loss of use of a vessel could adversely affect our results of operations."

Because we obtain some of our insurance through protection and indemnity associations, we may also be subject to calls, or premiums, in amounts based not only on our own claim records, but also the claim records of all other members of the protection and indemnity associations.

        We may be subject to calls, or premiums, in amounts based not only on our claim records but also the claim records of all other members of the protection and indemnity associations through which we receive insurance coverage for tort liability, including pollution-related liability. Our payment of these calls could result in significant expenses to us, which could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions.

The failure or inability of Hess to make support payments and an obligation to reimburse support payments previously provided to us to the extent our vessels operate at rates above the support rate could adversely affect our business and cash available for distribution to unitholders.

        In connection with our purchase of six ITB units from Hess in September 2002, Hess agreed that if the contract rate for a charter of any of the vessels we acquired was less than the rate specified in our support agreement with Hess, Hess would, subject to specified limited exceptions, pay us the difference between the two rates. During 2003, 2004 and 2005, Hess made net support payments to us aggregating $5.3 million, $4.0 million and $1.0 million, respectively. During the nine months ended September 30, 2006, we made net payments to Hess of $0.9 million. If for any reason Hess is unable or fails to make any payments due to us under the support agreement, it could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions.

        In addition, if we enter into charters of our ITB units with companies having a specified investment grade credit rating, the charter rate is equal to or higher than the rate specified in the support agreement and certain other conditions are met, then the support agreement is not applicable to those charters even if the charterer subsequently fails to make payments under the charter.

        In the event the charter rates we receive at any time during the term of the agreement on the ITB units exceed the Hess support rate, then we must pay such excess amounts to Hess until we have repaid Hess for all prior support payments previously made by Hess to us, and then we must share 50% of any additional excess amount with Hess. The aggregate amount of all support payments made by Hess to us through September 30, 2006 was $18.0 million, of which we have repaid $6.5 million to Hess as of September 30, 2006. This reimbursement and sharing obligation will reduce cash that would otherwise be available for distribution to unitholders.

The termination of the Hess support agreement could adversely affect our business and our cash available for distribution to unitholders.

        The Hess support agreement terminates on September 13, 2007. If at the time of termination the charter rates we are receiving on the six ITB units are less than the Hess support rates, it could have a material adverse effect on our business, and our cash available for distribution to unitholders. In addition, any support payments received from Hess will be included in the calculation of adjusted basic surplus through the expiration of the agreement in 2007. As a result, any such payments could allow us to pay the minimum quarterly distribution to unitholders even if we are not able to earn the minimum quarterly distribution during that period.

We rely on a limited number of customers for a significant portion of our revenues. The loss of any of these customers could adversely affect our business and operating results.

        The portion of our revenues attributable to any single customer changes over time, depending on the level of relevant activity by the customer, our ability to meet the customer's needs and other factors, many of which are beyond our control. In 2003, 2004, 2005 and the nine months ended September 30, 2006, BP accounted for 52%, 27%, 30% and 25% of our revenues, respectively, Shell accounted for 23%, 20%, 25% and 27% of our revenues, respectively, and Hess, excluding payments under the support agreement, accounted for 15%, 12%, 10% and 8% of our revenues, respectively. If we were to lose any of these customers or if any of these customers significantly reduced its use of our services, our business and operating results could be adversely affected.

We may not be able to renew our long-term contracts when they expire, or obtain contracts for the vessels we have under construction, which could adversely affect our operations.

        We have contracts with Dow Chemical, ExxonMobil, Koch Industries, Lyondell Chemical and Shell with specified minimum cargo requirements that will, in aggregate, account for approximately 74% of the anticipated usable capacity of the Charleston through July 2007 and 75% of the anticipated usable capacity of the Chemical Pioneer through February 2007. Additionally, we commenced a long-term charter with Morgan Stanley that accounts for 100% of the usable capacity of the Houston through mid-2011. These arrangements may not be renewed or, if renewed, may not be renewed at similar rates. Under the Hess support agreement, we are assured of specified minimum charter rates for our ITB units through September 13, 2007. We may not be able to obtain charter rates for the ITB units equal to or greater than the rates provided in the Hess support agreement following expiration of the Hess support agreement. If we are unable to obtain new charters at rates equivalent to those received under the old contracts or under the Hess support agreement or rates that would provide a reasonable return on our construction of any new vessels, it could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions.

We have a limited number of vessels, and any loss of use of a vessel could adversely affect our results of operations.

        We currently own six ITB units, one product tanker and three parcel tankers. Four of our ITB units and two of our parcel tankers are under long-term contracts. The Houston commenced a long-term contract in June 2006 and the Sea Venture began covering the long-term contracts arranged for the first ATB unit currently under construction until that ATB unit is placed in service, which is currently scheduled to occur in April 2007. In the event any of our ITB units or parcel tankers has to be taken out of service for more than a few days, we may be unable to fulfill our obligations under these long-term contracts with our remaining vessels. If we are unable to fulfill such obligations, we would have to contract with a third-party for use of a vessel, at our expense, to transport the charterer's products, which might not be possible on acceptable terms or at all, or default under the contract, which would allow the charterer to terminate the contract. We will not receive any compensation under the Hess support agreement for ITB units taken out of service for repairs and maintenance.

        Also, if any of our five ATB units currently under construction or on order are not completed by the scheduled due date, we may be unable to fulfill our obligations under the long-term contracts we expect to have in place at the time of delivery. If we are unable to fulfill such obligations, we would have to contract with a third party for use of a vessel, at our expense, to transport the charterer's products, which may not be possible on acceptable terms or at all, or default under the contract, which would allow the charterer to terminate the contract. In addition, because our first ATB unit currently under construction was not be completed by the originally scheduled delivery date, we have to use the Sea Venture to fulfill our obligations under contracts we entered into for such ATB unit until it is delivered, which is currently scheduled to occur in April 2007, which will reduce our revenue and cash available for distribution to unitholders.

        When we acquired the Charleston from ExxonMobil in May 2004, we agreed to transport cargo for ExxonMobil generally transported by the S/R Wilmington while such vessel was in drydock. We operated under this arrangement from June 2004 through November 2004 and chartered in another vessel on a short-term basis to fulfill our obligations under our charter agreements covering the Charleston. We are obligated to use our best efforts to assist ExxonMobil in covering its cargo transportation requirements that would have been covered by the S/R Wilmington during future drydocks of that vessel, which are currently scheduled to occur in 2007 and 2009.

        We rely exclusively on the revenues generated from our marine transportation business. Due to our lack of asset diversification, an adverse development in this business would have a significantly greater impact on our business, financial condition and results of operations than if we maintained and operated more diverse assets.

Increased competition in the domestic tank vessel industry could result in reduced profitability and loss of market share for us.

        Contracts for our vessels are generally awarded on a competitive basis, and competition in the markets we serve is intense. The most important factors determining whether a contract will be awarded include:

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  availability and capability of the vessels;

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  ability to meet the customer's schedule;

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  price;

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  safety record;

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  ability to satisfy the customer's vetting requirements;

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  reputation, including perceived quality of the vessel; and

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  quality and experience of management.

        Some of our competitors may have greater financial resources and larger operating staffs than we do. As a result, they may be able to make vessels available more quickly and efficiently, transition to double-hulled vessels more rapidly and withstand the effects of declines in charter rates for a longer period of time. They may also be better able to address a downturn in the domestic demand for refined petroleum, petrochemical or commodity chemical products. As a result, we could lose customers and market share to these competitors.

        In addition, although we believe there are currently only two shipyards that are actively engaged in the construction of product tankers, other shipyards may decide to enter this market, which could result in an increased supply of product tankers. This would increase competition in the domestic tank vessel industry.

        We also face competition from refined petroleum product pipelines. Long-haul transportation of refined petroleum products is generally less costly by pipeline than by tank vessel. The construction of new pipeline segments to carry petroleum products into our markets, including pipeline segments that connect with existing pipeline systems, the expansion of existing pipelines and the conversion of existing non-refined petroleum product pipelines, could adversely affect our ability to compete in particular locations.

        Our transportation of petrochemical and commodity chemical products faces intense competition from railroads, which we estimate transport approximately two-thirds of all petrochemical and commodity chemical products. We believe the cost of transporting these products by rail is generally higher than the cost of marine transportation, and any decrease in rail rates could adversely affect the amount of petrochemical and commodity chemical products we carry.

Delays or cost overruns in the construction of a new vessel or the retrofit or drydock maintenance of existing vessels could adversely affect our business. Revenue from new or retrofitted vessels may not be immediate or as high as expected.

        If we do not purchase or lease the tankers to be constructed by the Joint Venture to replace our ITB units, we anticipate either retrofitting our ITB units with double-sides in order to allow our ITB units to continue to transport refined petroleum products following their scheduled phase-out dates under OPA 90 or replacing such ITB units with newly built OPA 90 compliant tank vessels or a combination of the two. We currently have five new ATB units under construction or on order, and plan to purchase up to nine new product tankers from the Joint Venture if we can obtain the necessary financing. In addition, each of our vessels must undergo mandatory drydocking for major repair and maintenance—twice every five years, in the case of our ITB units and ATB units (although to date we have been able to obtain waivers from the U.S. Coast Guard that allow us to drydock our ITB units once every five years with a mid-period underwater survey in lieu of drydocking), and twice every five years, in the case of our parcel tankers and the Houston. To the extent we are unable to obtain waivers regarding the drydocking of our ITB units, we could experience additional off-hire days, which will reduce our revenue. The new tankers being constructed by the Joint Venture will be required to be drydocked every five years. We estimate that drydocking these vessels will cost approximately $6.0 million per ITB unit, $1.0 million to $2.0 million per ATB unit, $3.0 million to $5.0 million per parcel tanker and $3.5 million to $4.0 million per new tanker vessel. These projects will be subject to the risk of delay or cost overruns caused by the following:

  •
  unforeseen quality or engineering problems;

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  work stoppages or labor shortages;

  •
  unanticipated cost increases;

  •
  inability to have the work performed in the United States;

  •
  delays in receipt of necessary equipment;

  •
  inability to obtain the requisite permits, approvals or certifications from the U.S. Coast Guard and the American Bureau of Shipping upon completion of work; and

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  weather related conditions, such as hurricanes.

        Significant delays could have a material adverse effect on expected contract commitments for new or modified vessels and our future revenues and cash flows. The construction of the ATB units and the new tankers may not be completed on schedule or at all or at the budgeted cost or we may not have sufficient funds to purchase the tankers from the Joint Venture. The construction contracts for the new ATBs and the tankers being constructed contain cost escalators that could increase the cost of constructing these vessels. In addition, our anticipated revenues may not increase immediately upon the expenditure of funds to construct or purchase the vessels. For instance, when we build a new vessel, the construction will occur over an extended period of time and we will not receive any material increases in revenues until after the vessel is put in operation. Moreover, significant delays in construction of new vessels or retrofitting all of our vessels could allow a charterer to cancel the charter or require us to charter additional vessels to meet our contractual obligations. Furthermore, customer demand for, and revenues from, new or modified vessels may not be as high as we currently anticipate and, as a result, our business, results of operations and financial condition and our ability to make cash distributions may be adversely affected.

        There is limited availability in U.S. shipyards for drydocking a vessel. As a result, the costs of performing drydock maintenance in the United States are significantly higher than they are overseas. Furthermore, U.S. shipyards may not have available capacity to perform drydock maintenance on our vessels at the times they require drydock maintenance, particularly in the event of an unscheduled drydock due to accident or other damage, in which event we will be required to have the work performed in an overseas shipyard. This may result in the vessel being off-hire, and therefore not earning any revenue, for a longer period of time because of the time required to travel to and from the overseas shipyard. In addition, we may be required to place a deposit in order to reserve shipyard slots for construction of new vessels, which may not be refundable if we elect not to proceed with such new construction.

We could lose part or all of our investment in the Joint Venture and the growth of our business may be adversely affected.

        One of the ways we intend to grow our business and replace vessels that are not OPA 90 compliant is through the construction and purchase of new vessels. In our efforts to expand our business by constructing new vessels, we have entered into a contract with NASSCO to construct nine 49,000 dwt double-hulled petroleum tankers. We have formed the Joint Venture for the construction of the first five petroleum tankers by NASSCO. If we are not able to purchase vessels from the Joint Venture or our vessel purchase option is terminated as a result of foreclosure under the Joint Venture credit facility or other adverse events, our growth strategy and our OPA 90 compliance strategy for replacement of our ITB fleet will be adversely affected, which could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions. In addition, if the Joint Venture experiences increased construction costs above the current commitments of capital to the Joint Venture, the Joint Venture will need to obtain additional capital, which may not be available on acceptable terms or at all. If we do not provide our pro rata share of any additional equity capital required by the Joint Venture, our interest in the Joint Venture could be diluted. If the Joint Venture cannot otherwise obtain any required additional financing, our investment in the Joint Venture could become impaired. In addition, we will only receive a return of, and a return on, our investment in the Joint Venture after the other equity investors receive a return of their capital and a specified return on their investment, and therefore any cost overruns or failure to sell the vessels for expected prices will adversely affect the value of our equity investment. If the Joint Venture only constructs the first five vessels and we are unable to finance the construction of vessels six through nine and therefore must pay damages to NASSCO as described below, we do not expect to receive any return on, or return of, the capital we contributed to the Joint Venture. Further, the purchase price for the newly constructed vessels may be too high to be justified based on then existing charter rates or we may not otherwise be able to obtain the necessary financing on acceptable terms or at all.

        Further, our construction contract with NASSCO obligates Product Carriers to construct nine tankers, of which the Joint Venture has only committed to construct the first five. To the extent the Joint Venture does not elect to construct any of the other four tankers, Product Carriers will be obligated to finance the construction of those vessels. There can be no assurance that we or Product Carriers will be able to arrange financing to construct such vessels on acceptable terms, or at all. Our inability to finance the construction of up to four vessels could have a material adverse effect on our business, our OPA 90 compliance strategy, results of operations and financial condition and our ability to make cash distributions. In addition, our debt instruments will limit our ability to obtain the necessary financing. If Product Carriers is unable to obtain the financing for these four tankers, it is obligated to reimburse NASSCO for any damages incurred by NASSCO as a result of these tankers not being constructed, up to $10.0 million (plus costs and expenses incurred by NASSCO) for each such tanker, with such amounts being funded solely out of monies received by Product Carriers in respect of its equity investment in the first five vessels constructed by the Joint Venture.

Our purchase of existing vessels involves risks that could adversely affect our results of operations.

        Our fleet renewal and expansion strategy includes the acquisition of existing vessels as well as the construction of new vessels. Unlike newly built vessels, existing vessels typically do not carry warranties with respect to their condition. While we generally inspect any existing vessel prior to purchase, such an inspection would normally not provide us with as much knowledge of its condition as we would possess if the vessel had been built for us and operated by us during its life. Repairs and maintenance costs for existing vessels are difficult to predict and may be more substantial than for vessels we have operated since they were built. These costs could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions.

We may not be able to grow or effectively manage our growth.

        A principal focus of our strategy is to continue to grow by expanding our business. Our future growth will depend upon a number of factors, some of which we can control and some of which we cannot. These factors include our ability to:

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  identify businesses engaged in managing, operating or owning vessels for acquisitions or joint ventures;

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  identify vessels for acquisition;

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  manage the construction of new vessels;

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  consummate acquisitions or joint ventures;

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  integrate any acquired businesses or vessels successfully with our existing operations;

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  hire, train and retain qualified personnel to manage and operate our growing business and fleet;

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  improve our operating and financial systems and controls and enhance and expand our financial accounting and reporting controls and personnel to manage growth activities; and

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  obtain required financing for our existing and new operations.

        A deficiency in any of these factors would adversely affect our ability to achieve anticipated growth in the levels of cash flows or realize other anticipated benefits. In addition, competition from other buyers could reduce our acquisition opportunities or cause us to pay a higher price than we might otherwise pay and our ability to make cash distributions.

        In addition, we have had difficulty in finding suitable acquisition targets. In 2005 we incurred approximately $0.4 million of expenses in pursuing acquisitions that ultimately were not consummated. Costs incurred in connection with failed acquisitions adversely affect our results of operations and our ability to make cash distributions.

        The process of integrating acquired vessels into our operations may result in unforeseen operating difficulties, may absorb significant management attention and may require significant financial resources that would otherwise be available for the ongoing development and expansion of our existing operations. Future acquisitions could result in the incurrence of additional indebtedness and liabilities that could have a material adverse effect on our business, results of operation and financial condition and our ability to make cash distributions.

        In addition, the Joint Venture agreement prohibits us from acquiring any vessels engaged in the coastwise trade built since January 1, 1996 that are greater than 30,000 dwt until all the vessels being constructed by the Joint Venture been sold or have entered into charters meeting specified minimum standards. This restriction could adversely affect our ability to grow our business through vessel acquisitions and our ability to make cash distributions.

If we fail to obtain approval of the unitholders for the conversion of Class B units into our common units, the minimum quarterly distribution payable in respect of the Class B units will increase, which will reduce the amount of cash available for distribution to holders of the common units.

        We issued 3,123,205 Class B units pursuant to a unit purchase agreement dated as of August 4, 2006. The conversion of the Class B units into common units requires the approval of our unitholders. If we do not obtain such approval, the minimum quarterly distribution on the Class B units will be higher than the minimum quarterly distribution on the common units. If we are obligated to pay a higher minimum quarterly distribution in respect of the Class B units, our cash on hand will be reduced and we may not have adequate cash available to fund our capital expenditures, which could have a material adverse effect on our business.

We are subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business and which may affect our ability to sell, lease, charter or otherwise transfer our vessels.

        Increasingly stringent federal, state and local laws and regulations governing worker health and safety, insurance requirements and the manning, construction, operation and transfer of vessels significantly affect our operations. Many aspects of the marine transportation industry are subject to extensive governmental regulation by the U.S. Coast Guard, the International Maritime Organization, the National Transportation Safety Board, the U.S. Customs Service and the U.S. Maritime Administration, as well as to regulation by private industry organizations such as the American Bureau of Shipping. The U.S. Coast Guard and the National Transportation Safety Board set safety standards and are authorized to investigate vessel accidents and recommend improved safety standards. The U.S. Coast Guard is authorized to inspect vessels at will.

        Our operations are also subject to federal, state, local and international laws and regulations that control the discharge of pollutants into the environment or otherwise relate to environmental protection. Compliance with such laws, regulations and standards may require installation of costly equipment or operational changes. Failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Some environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under OPA 90, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil within the 200-mile exclusive economic zone around the United States. Additionally, an oil spill could result in significant liability, including fines, penalties, criminal liability and costs for natural resource damages under other federal and state laws or civil actions. The potential for these releases could increase as we increase our fleet capacity. Most states bordering on a navigable waterway have enacted legislation providing for potentially unlimited liability for the discharge of pollutants within their waters.

        In order to maintain compliance with existing and future laws, we incur, and expect to continue to incur, substantial costs in meeting maintenance and inspection requirements, developing and implementing emergency preparedness procedures, and obtaining insurance coverage or other required evidence of financial ability sufficient to address pollution incidents. These laws can:

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  impair the economic value of our vessels;

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  require a reduction in cargo carrying capacity or other structural or operational changes;

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  make our vessels less desirable to potential charterers;

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  lead to decreases in available insurance coverage for affected vessels; or

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  result in the denial of access to certain ports.

        Future environmental requirements may be adopted that could limit our ability to operate, require us to incur substantial additional costs or otherwise have a material adverse effect on our business, results of operations or financial condition and our ability to make cash distributions.

We depend upon unionized labor for the provision of our services. Any work stoppages or labor disturbances could disrupt our business.

        All of our seagoing personnel, including our captains, are employed under contracts with the Seafarers' International Union, in the case of our non-officer personnel, and the American Maritime Officers union, in the case of vessel officers, that expire in 2007. Any work stoppages or other labor disturbances could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions.

Our employees are covered by federal laws that may subject us to job-related claims in addition to those provided by state laws.

        All of our seagoing employees are covered by provisions of the Jones Act and general maritime law. These laws typically operate to make liability limits established by state workers' compensation laws inapplicable to these employees and to permit these employees and their representatives to pursue actions against employers for job-related injuries in federal courts. Because we are not generally protected by the limits imposed by state workers' compensation statutes, we have greater exposure for claims made by these employees as compared to employers whose employees are not covered by these provisions.

We depend on key personnel for the success of our business and some of those persons face conflicts in the allocation of their time to our business.

        We depend on the services of our senior management team and other key personnel. The loss of the services of any key employee could have a material adverse effect on our business, financial condition and results of operations. We may not be able to locate or employ on acceptable terms qualified replacements for senior management or key employees if their services were no longer available. We currently do not carry any key man insurance on any of our employees. In addition, we may not be able to hire crew personnel meeting our standards if we expand our fleet. In addition, as a result of the planned expansion of our fleet through the construction of new vessels, we may need to hire additional key technical, support and other qualified personnel to ensure that construction is completed timely and on budget. If we are unsuccessful in attracting such personnel, it could have a material adverse effect on our business, results of operations and financial condition.

        The employment agreements of Messrs. Paul Gridley and Jeffrey Miller, our chairman and chief executive officer and vice president—chartering, respectively, only require them to spend a majority of their business time in managing our operations. Messrs. Gridley and Miller currently own and operate two Jones Act barges that have been transporting caustic soda and calcium chloride under contracts with third parties, and are permitted to acquire and operate additional tank barges of less than 15,000 deadweight tons under specified circumstances in the transportation of chemical products other than petroleum or petroleum products. Messrs. Gridley and Miller may face conflicts regarding the allocation of their time between our business and their barge business. If any of Messrs. Gridley and Miller were to spend less time in managing our business and affairs than they do currently, our business, results of operations and financial condition may be adversely affected. In addition, we sublease approximately 75% of our New York office space to companies affiliated with our chairman and chief executive officer. See "Risks Inherent in an Investment in Us—The Members of Shipping Master, including our executive officers, and their affiliates may engage in activities that compete directly with us."

        In addition, certain members of our management expect to devote a significant portion of their business time overseeing the construction of the new vessels by the Joint Venture and obtaining contracts for such new vessels. This will reduce the amount of time they have to spend on our business and may pose conflicts in interest in obtaining charters for the Joint Venture's vessels rather than the vessels owned by us. To the extent that such individuals devote time to the management and operation of the Joint Venture, they will not be able to devote such time to us, which could have an adverse effect on our business.

Terrorist attacks have resulted in increased costs and any new attacks could disrupt our business.

        Heightened awareness of security needs after the terrorist attacks of September 11, 2001 have caused the U.S. Coast Guard, the International Maritime Organization and the states and local ports to adopt heightened security procedures relating to ports and vessels. Complying with these procedures, as well as the implementation of security plans for our vessels required by the Maritime Transportation Security Act of 2002, have increased our costs of security.

        Any future terrorist attacks could disrupt harbor operations in the ports in which we operate, which would disrupt our operations and result in lost revenue. The long-term impact that terrorist attacks and the threat of terrorist attacks may have on the petroleum industry in general, and on us in particular, is not known at this time. Uncertainty surrounding continued hostilities in the Middle East or other sustained military campaigns may affect our operations in unpredictable ways, including disruptions of petroleum supplies and markets, and the possibility that infrastructure facilities could be direct targets of, or indirect casualties of, an act of terror.

        Changes in the insurance markets attributable to terrorist attacks may make certain types of insurance more difficult for us to obtain. Moreover, the insurance that may be available to us may be significantly more expensive than our existing insurance coverage. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

Changes in international trade agreements could affect our ability to provide marine transportation services at competitive rates.

        Currently, vessel trade or marine transportation between two ports in the United States, generally known as maritime cabotage or coastwise trade, is subject to U.S. laws, including the Jones Act, that restrict maritime cabotage to U.S. flag vessels qualified to engage in U.S. coastwise trade. Additionally, the Jones Act restrictions on the provision of maritime cabotage services are subject to certain exceptions under certain international trade agreements, including the General Agreement on Trade in Services and the North American Free Trade Agreement. If maritime cabotage services were included in the General Agreement on Trade in Services, the North American Free Trade Agreement or other international trade agreements, or if the restrictions contained in the Jones Act were otherwise altered, the transportation of maritime cargo between U.S. ports could be opened to foreign-flag or foreign-manufactured vessels. Because foreign vessels may have lower construction costs and operate at significantly lower costs than we do in U.S. markets, this could significantly increase competition in the coastwise trade, which could have a material adverse effect on our business, results of operations and financial condition and our ability to make cash distributions.

Risks Inherent in an Investment in Us

Our general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests to the detriment of our unitholders.

        United States Shipping Master LLC, or Shipping Master, currently indirectly owns the 2% general partner interest and directly owns an approximately 39% limited partner interest in us (assuming the conversion of Class B units into common units) and owns and controls our general partner. Conflicts of interest may arise between our general partner and its affiliates, on the one hand, and us and our unitholders, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over the interests of our unitholders. These conflicts include, among others, the following situations:

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  our general partner is allowed to take into account the interests of parties other than us, such as our affiliates, in resolving conflicts of interest, which has the effect of limiting its fiduciary duty to our unitholders;

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  our general partner may limit its liability and reduce its fiduciary duties, while also restricting the remedies available to our unitholders for actions that, without these limitations, might constitute breaches of fiduciary duty;

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  our general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings, issuances of additional partnership securities and reserves, each of which can affect the amount of cash that is distributed to our unitholders;

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  in some instances, our general partner may cause us to borrow funds in order to permit the payment of cash distributions, even if the purpose or effect of the borrowing is to make a distribution on the subordinated units, to make incentive distributions or to accelerate the expiration of the subordination period;

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  our general partner determines which costs incurred by it and its affiliates are reimbursable by us;

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  our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered on terms that are fair and reasonable to us or entering into additional contractual arrangements with any of these entities on our behalf;

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  our general partner controls the enforcement of obligations owed to us by it and its affiliates; and

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  our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

The members of Shipping Master, including our executive officers, and their affiliates may engage in activities that compete directly with us.

        Sterling/US Shipping L.P., the principal member of Shipping Master, the other members of Shipping Master and their respective partners, affiliates and the funds they manage or may manage, management and the Joint Venture, are not prohibited from owning assets or engaging in businesses that compete directly or indirectly with us. Only Shipping Master and its controlled affiliates are subject to certain noncompete provisions. In addition, Messrs. Paul Gridley and Jeffrey Miller, chairman and chief executive officer and vice president—chartering, respectively, own and operate two barges engaged in the transportation of chemical products. Under their employment agreements, Messrs. Gridley and Miller are not prohibited from acquiring and operating additional tank barges of less than 15,000 deadweight tons under specified circumstances. Further, our executive officers will also be devoting a portion of their business time overseeing the construction of the new vessels by the Joint Venture and obtaining charters for such new vessels. This will reduce the amount of time they have to spend on our business and may pose conflicts of interest in obtaining charters for the Joint Venture's vessels rather than the vessels owned by us.

        Please read "—Risks Inherent in Our Business—We depend on key personnel for the success of our business and some of these persons face conflicts in the allocation of their time to our business."

Our partnership agreement limits our general partner's fiduciary duties to unitholders and restricts the remedies available to unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

        Our partnership agreement contains provisions that reduce the standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our partnership agreement:

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  permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. This entitles our general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner or unitholder;

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  provides that our general partner is entitled to make other decisions in "good faith" if it reasonably believes that the decision is in our best interests;

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  generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of our general partner and not involving a vote of unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be "fair and reasonable" to us and that, in determining whether a transaction or resolution is "fair and reasonable," our general partner may consider the totality of the relationships between the parties involved, including other transactions that may not be particularly advantageous or beneficial to us; and

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  provides that our general partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or those other persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence.

Even if unitholders are dissatisfied, they cannot initially remove our general partner without its consent.

        Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management's decisions regarding our business. Unitholders have no right to elect our general partner or its board of directors on an annual or other continuing basis. The board of directors of our general partner is chosen by Shipping Master, which is controlled by Sterling/US Shipping L.P. In addition, Sterling/US Shipping L.P. has the right to designate a majority of the directors of Shipping Master and thus indirectly has the right to designate all the directors of our general partner. For more information, please read "Item 13. Certain Relationships and Related Party Transactions—United States Shipping Master Voting Arrangement" in our Form 10-K for the fiscal year ended December 31, 2005, incorporated by reference in this prospectus.

        Furthermore, if the unitholders are dissatisfied with the performance of our general partner, they will have limited ability to remove our general partner. The vote of the holders of at least 66 2/3% of all outstanding common and subordinated units voting together as a single class is required to remove our general partner. Accordingly, the unitholders are currently unable to remove our general partner without its consent because Shipping Master owns sufficient units to be able to prevent the general partner's removal. Also, if our general partner is removed without cause during the subordination periods and units held by our general partner and its affiliates are not voted in favor of that removal, all remaining subordinated units will automatically be converted into common units and any existing arrearages on the common units will be extinguished. A removal of our general partner under these circumstances would adversely affect the common units by prematurely eliminating their distribution and liquidation preference over the subordinated units, which would otherwise have continued until we had met certain distribution and performance tests.

        Cause is narrowly defined in our partnership agreement to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding our general partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as our general partner. Cause does not include most cases of charges of poor management of the business, so the removal of our general partner during the subordination periods because of the unitholders' dissatisfaction with our general partner's performance in managing our partnership will most likely result in the termination of the subordination periods.

We may issue additional common units without your approval, which would dilute your ownership interests.

        While any class A subordinated units remain outstanding, without the approval of our unitholders, our general partner may cause us to issue up to 3,449,984 additional common units for any purpose (2,139,709 additional common units after taking into account the 1,310,275 common units issued in August 2006 without unitholder approval) and a further 1,149,995 common units to fund the construction of capital improvements. Our general partner may also cause us to issue an unlimited number of additional common units or other equity securities of equal rank with the common units, without unitholder approval, in a number of circumstances such as:

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  the issuance of common units in connection with acquisitions or capital improvements that increase cash flow from operations per unit on an estimated pro forma basis;

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  issuances of common units to repay indebtedness, the cost of which to service is greater than the distribution obligations associated with the units issued in connection with the repayment of the indebtedness;

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  the conversion of subordinated units into common units;

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  the conversion of units of equal rank with the common units into common units under some circumstances;

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  issuances of common units under our employee benefit plans; or

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  the conversion of the general partner interest and the incentive distribution rights into common units as a result of the withdrawal or removal of our general partner.

        In addition, while any class A subordinated units remain outstanding we can issue equity securities other than common units that contain terms providing for the conversion of those securities into common units upon the receipt of unitholder approval. The terms of the securities may entitle the holders to receive distributions in excess of the amount distributed to each common unit if our unitholders do not approve the conversion by a certain date, thus providing incentive to our unitholders to approve the conversion.

        The issuance by us of additional common units or other equity securities of equal or senior rank will have the following effects:

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  our unitholders' proportionate ownership interest in us will decrease;

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  the amount of cash available for distribution on each unit may decrease;

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  because a lower percentage of total outstanding units will be subordinated units, the risk that a shortfall in the payment of the minimum quarterly distribution will be borne by our common unitholders will increase;

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  the relative voting strength of each previously outstanding unit may be diminished; and

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  the market price of the common units may decline.

        Once no class A subordinated units remain outstanding, we may issue an unlimited number of limited partner interests of any type without the approval of our unitholders. Our partnership agreement does not give our unitholders the right to approve our issuance of equity securities ranking junior to the common units at any time.

Our partnership agreement currently limits the ownership of our partnership interests by individuals or entities that are not U.S. citizens. This restriction could limit the liquidity of our common units.

        In order to ensure compliance with Jones Act citizenship requirements, the board of directors of our general partner has adopted a requirement that at least 76% of our partnership interests must be held by U.S. citizens. This requirement may have an adverse impact on the liquidity or market value of our common units, because holders will be unable to sell units to non-U.S. citizens. Any purported transfer of common units in violation of these provisions will be ineffective to transfer the common units or any voting, dividend or other rights in respect of the common units.

Our general partner has a limited call right that may require you to sell your common units at an undesirable time or price.

        If at any time our general partner and its affiliates own more than 80% of the common units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the common units held by unaffiliated persons at a price not less than their then-current market price. As a result, you may be required to sell your common units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon a sale of your units. Our general partner is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon exercise of the limited call right. There is no restriction in our partnership agreement that prevents our general partner from issuing additional common units and exercising its call right. If our general partner exercised its limited call right, the effect would be to take us private and, if the units were subsequently deregistered, we would no longer be subject to the reporting requirements of the Securities Exchange Act of 1934.

Our partnership agreement restricts the voting rights of unitholders owning 20% or more of our common units.

        Our partnership agreement restricts unitholders' voting rights by providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than our general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our general partner, cannot vote on any matter. The partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders' ability to influence the manner or direction of management.

Cost reimbursements due to our general partner and its affiliates will reduce available cash for distribution to you.

        Prior to making any distribution on the common units, we will reimburse our general partner and its affiliates for all expenses they incur on our behalf, which will be determined by our general partner in its sole discretion. These expenses will include all costs incurred by the general partner and its affiliates in managing and operating us, including costs for rendering corporate staff and support services to us. All of our employees, including vessel crews, are employees of a subsidiary of our general partner. We reimbursed our general partner $37.7 million in the year ended December 31, 2005 and $34.1 million in the nine months ended September 30, 2006. The reimbursement of expenses and payment of fees, if any, to our general partner and its affiliates could adversely affect our ability to pay cash distributions to you.

The control of our general partner may be transferred to a third party without unitholder consent.

        Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders so long as the third party satisfies the citizenship requirements of the Jones Act. Furthermore, there is no restriction in the partnership agreement on the ability of the members of our general partner from transferring their respective membership interests in our general partner to a third party that satisfies the citizenship requirements of the Jones Act. The new members of our general partner would then be in a position to replace the board of directors and officers of our general partner with their own choices and to control the decisions taken by the board of directors and officers of our general partner.

We do not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to make cash distributions.

        Unlike a corporation, our partnership agreement requires us to distribute, on a quarterly basis, 100% of our available cash to our unitholders of record and our general partner. Available cash is generally all of our cash receipts adjusted for cash distributions and net changes to reserves. Our general partner will determine the amount and timing of such distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating partnerships in amounts the general partner determines in its reasonable discretion to be necessary or appropriate:

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  to provide for the proper conduct of our business and the businesses of our operating subsidiaries (including reserves for future capital expenditures and for our anticipated future credit needs);

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  to provide funds for distributions to our unitholders and the general partner for any one or more of the next four calendar quarters; or

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  to comply with applicable law or any of our indenture, loan or other agreements.

        Dependent on the timing and amount of our cash distributions to unitholders and because we are not required to accumulate cash for the purpose of meeting obligations to unitholders, such distributions could significantly reduce the cash available to us in subsequent periods to make distributions to our unitholders. The value of our units will decrease in direct correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize.

Our leverage may limit our ability to borrow additional funds, comply with the terms of our indebtedness or capitalize on business opportunities.

        Our leverage is significant in relation to our partners' capital. As of September 30, 2006, our total outstanding long-term debt, including current maturities, was $349.4 million, exclusive of the debt held by the Joint Venture of $13.9 million. We can also borrow up to an additional $100.0 million (consisting of a $40.0 million revolver (under which we currently have a $0.2 million letter of credit outstanding) and a $60.0 million delayed draw term loan facility) under our new amended and restated credit facility, and have the option, with the consent of the lenders, to also increase the total amount we can borrow under such facility by an additional $50.0 million.

        We are prohibited by our amended and restated credit facility from making cash distributions during an event of default under any of our indebtedness. Various limitations in our new amended and restated credit facility may reduce our ability to incur additional debt, to engage in some transactions and to capitalize on business opportunities. Any subsequent refinancing of our current indebtedness or any new indebtedness could have similar or greater restrictions. Our ability to comply with the covenants and restrictions contained in our debt instruments may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. If we breach any of the restrictions, covenants, ratios or tests in our debt agreements, a significant portion of our indebtedness may become immediately due and payable, and our lenders' commitment to make further loans to us may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments. In addition, our obligations under our new amended and restated credit facility are secured by substantially all of our assets (other than the assets of our unrestricted subsidiaries including the Joint Venture), and if we are unable to repay our indebtedness under our new amended and restated credit facility, the lenders could seek to foreclose on such assets and such lenders would have the right to be paid in full in cash from the proceeds of such assets prior to holders of the notes receiving payment from the proceeds of such assets. The assets of the Joint Venture are pledged to the lenders under the Joint Venture's credit facility and Product Carriers pledged its 40% interest in the Joint Venture to the other parties financing the Joint Venture and to NASSCO to secure Product Carriers' obligation to pay damages under the construction contract if the Joint Venture elects not to build vessels six to nine and Product Carriers is unable to finance such construction.

        Our ability to make scheduled payments, to refinance our obligations with respect to our indebtedness or our ability to obtain additional financing in the future will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors that are beyond our control. We believe that we will have sufficient cash flow from operations and available borrowings under our amended and restated credit facility to service our indebtedness, although the principal amount of the notes will likely need to be refinanced in whole or in part at maturity. However, a significant downturn in the domestic marine transportation industry or other development adversely affecting our cash flow could materially impair our ability to service our indebtedness. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to refinance all or a portion of our debt or sell assets. We cannot assure you that we would be able to refinance our existing indebtedness or sell assets on terms that are commercially reasonable.

        Our leverage may adversely affect our ability to fund future working capital, capital expenditures and other general partnership requirements, future acquisition, construction or development activities, or to otherwise fully realize the value of our assets and opportunities because of the need to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness or to comply with any restrictive terms of our indebtedness. Our leverage may also make our results of operations more susceptible to adverse economic and industry conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and may place us at a competitive disadvantage as compared to our competitors that have less debt.

        Our leverage and the other financial covenants in our new amended and restated credit facility and the indenture governing the notes could restrict our ability to purchase vessels from the Joint Venture or limit our ability to obtain the funds necessary to finance the purchase of such vessels through the incurrence of additional debt. Our failure to acquire the vessels constructed by the Joint Venture could materially adversely affect our business, results of operations and financial condition and our ability to pay cash distributions.

Restrictions in our credit facility will limit our ability to pay distributions upon the occurrence of certain events.

        Our payment of principal and interest on our debt will reduce cash available for distribution on our units. Our credit facility limits our ability to pay distributions upon the occurrence of the following events, among others:

  •
  failure to pay any principal, interest, fees, expenses or other amounts when due;

  •
  any loan document or lien securing the credit facility ceases to be effective;

  •
  the Hess support agreement terminates or ceases to be effective (other than in accordance with its terms);

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  breach of certain financial covenants;

  •
  failure to observe any other agreement, security instrument, obligation or covenant beyond specified cure periods in certain cases;

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  default under other indebtedness of our operating company or any of our subsidiaries above specified amounts;

  •
  bankruptcy or insolvency events involving us, our general partner or any of our subsidiaries;

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  failure of any representation or warranty to be materially correct;

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  a change of control, as defined in our credit agreement;

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  a material adverse effect, as defined in our credit agreement, occurs relating to us or our business; and

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  judgments against us or any of our subsidiaries in excess of certain allowances.

        Any subsequent refinancing of our current debt or any new debt could have similar restrictions.

We can borrow money under our amended and restated credit facility to pay distributions, which would reduce the amount of revolving credit available to operate our business.

        Our partnership agreement allows us to make working capital borrowings under our amended and restated credit facility to pay distributions. Accordingly, we can make distributions on all of our units even though cash generated by our operations may not be sufficient to pay such distributions. Any working capital borrowings by us to make distributions or contributions to the Joint Venture will reduce the amount of working capital borrowings we can make for operating our business.

We incur increased costs as a result of being a public partnership.

        We became a publicly traded partnership in November 2004 and have a limited history operating as a public partnership. As a public partnership, we are incurring significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and the New York Stock Exchange, has required changes in corporate governance practices of public companies. These new rules and regulations have increased our legal and financial compliance costs and made activities more time-consuming and costly. For example, as a result of becoming a public partnership, we are required to have three independent directors, create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. Compliance with the disclosure and internal control over financial reporting requirements of the SEC and the Sarbanes-Oxley Act has required significant resources and management oversight. In addition, we incur additional costs associated with our public partnership reporting requirements. These new rules and regulations make it more difficult and more expensive for our general partner to obtain director and officer liability insurance and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for our general partner to attract and retain qualified persons to serve on its board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. We incurred approximately $1.8 million and $1.5 million of costs in 2005 and the nine months ended September 30, 2006, respectively, directly associated with being a publicly traded partnership.

Tax Risks

Our tax treatment depends on our status as a partnership for federal income tax purposes, as well as our not being subject to entity-level taxation by states. If the IRS were to treat us as a corporation or if we were to become subject to entity-level taxation for state tax purposes, this would reduce cash available for distribution to unitholders.

        For federal income tax purposes, we take the position that we are a partnership that is not subject to federal income tax. We can take this position only if 90% or more of our gross income in each year consists of certain identified types of "qualifying income" (which includes dividends from subsidiary corporations and income from the transportation of minerals and natural resources, including gas, oil or products thereof). Consequently, we are required to make certain decisions regarding whether our revenue is qualifying income and to perform certain activities through subsidiaries that are taxable as regular domestic corporations. We have not requested, and do not plan to request, a ruling from the IRS on our status as a partnership or any other matter affecting us. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take. A court may not agree with some or all of the positions we take. Any contest with the IRS or a state tax authority may materially and adversely impact the market for our common units and the price at which they trade. In addition, the costs of any contest with the IRS or a state tax authority will result in a reduction in cash available for distribution to unitholders.

        If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our income (other than dividend income from any subsidiary that is itself subject to corporate income tax) at the corporate tax rate, which is currently a maximum of 35%. Because a tax would be imposed upon us as a corporation, our cash available for distribution to unitholders would be substantially reduced.

        Current law may change, causing us to be treated as a corporation for federal income tax purposes or otherwise subjecting us to entity-level taxation. For example, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us as an entity, the cash available for distribution to unitholders would be reduced.

Unitholders may be required to pay taxes on income from us even if they do not receive any cash distributions from us.

        Unitholders will be required to pay federal income taxes and, in some cases, state, local, and foreign income taxes on their share of our taxable income, whether or not they receive cash distributions from us. Unitholders may not receive cash distributions equal to their share of our taxable income or even the tax liability that results from that income.

Tax gain or loss on the disposition of our common units could be different than expected.

        If a unitholder sells his common units, that unitholder will recognize gain or loss equal to the difference between the amount realized and the unitholder's tax basis in those common units. Prior distributions in excess of the total net taxable income the unitholder was allocated for a common unit, which decreased the unitholder's tax basis in that common unit, will, in effect, become taxable income to the unitholder if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price the unitholder receives is less than the unitholder's original cost. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income to unitholders. Should the IRS successfully contest some positions we take, unitholders could recognize more gain on the sale of common units than would be the case under those positions, without the benefit of decreased income in prior years. In addition, if unitholders sell their common units, they may incur a tax liability in excess of the amount of cash they receive from the sale.

Unitholders may be subject to state, local and foreign taxes and return filing requirements as a result of investing in our common units.

        In addition to federal income taxes, unitholders will likely be subject to other taxes, such as state and local income taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. It is the responsibility of unitholders to file all federal, state, local and foreign tax returns.

We have a subsidiary that will be treated as a corporation for federal income tax purposes and subject to corporate-level income taxes.

        We conduct the operations of one of our vessels, the Chemical Pioneer, through a subsidiary that is organized as a corporation. We may elect to, or be required to, conduct additional operations through this or another corporate subsidiary in the future. We may be required to place other of our vessels, including one or more of our ATB units, in a corporate subsidiary. These corporate subsidiaries are subject to corporate-level tax, which will reduce the cash available for distribution to unitholders. If the IRS were to successfully assert that these corporations have more tax liability than we anticipate or legislation was enacted that increased the corporate tax rate, our cash available for distribution to unitholders would be further reduced.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Statements in this prospectus (including the documents incorporated by reference in this prospectus) concerning our business outlook or future performance; anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are "forward-looking statements" as that term is defined under U.S. federal securities laws. We generally use words such as "believe," "may," "could," "will," "intend," "estimate," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. Forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. These risks, uncertainties and factors include, but are not limited to: our limited operating history and history of losses; significant competition; and other factors detailed in our filings with the SEC. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and we cannot assure you that our future results, levels of activity, performance or achievements will meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

        Forward-looking statements appear in a number of places in, and in the documents incorporated by reference into, this prospectus and include statements with respect to, among other things:

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  planned capital expenditures and availability of capital resources to fund capital expenditures;

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  future supply of, and demand for, refined petroleum products;

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  potential reductions in the supply of tank vessels due to restrictions set forth by OPA 90 and increasingly stringent industry vetting standards used by our customers;

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  increases in domestic refined petroleum product consumption;

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  the likelihood of a repeal of, or a delay in, the phase-out requirements for single-hull vessels mandated by OPA 90;

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  our ability to enter into and maintain long-term relationships with major oil and chemical companies;

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  the absence of disputes with our customers;

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  our ability to maximize the use of our vessels;

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  expected financial flexibility to pursue acquisitions and other expansion opportunities;

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  our expected cost of complying with OPA 90 and our ability to finance such costs, including our ability to replace or retrofit our existing vessels that must be phased out under OPA 90;

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  our ability to acquire existing vessels and/or to construct new vessels, including our ability to finance such acquisitions or construction;

  •
  estimated future maintenance capital expenditures;

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  the absence of future labor disputes or other disturbances;

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  expected demand in the domestic tank vessel market in general and the demand for our tank vessels in particular;

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  future consolidation in the domestic tank vessel industry;

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  customers' increasing emphasis on environmental and safety concerns;

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  our future financial condition or results of operations and our future revenues, expenses and liquidity; and

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  our business strategy and other plans and objectives for future operations.

USE OF PROCEEDS

        Common units to be offered and sold pursuant to this prospectus will be offered and sold by the selling unitholders. We will not receive any of the proceeds from the sale of common units by the selling unitholders. Please read "Selling Unitholders" in this prospectus for a list of the persons receiving proceeds from the sale of the common units.

DESCRIPTION OF THE COMMON UNITS

        Our common units represent limited partner interests in us that entitle the holders thereof to participate in our cash distributions and to exercise the rights or privileges available to limited partners under our partnership agreement. For a general discussion of the expected federal income tax consequences of owning and disposing of common units, please read "Material Tax Consequences" in this prospectus.

General

        Currently, we have three classes of limited partner interests in our partnership: common units, Class B units, and subordinated units. The classes of units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. The rights of holders of subordinated units to participate in distributions to partners differ from, and are subordinated to, the rights of the holders of common units.

        Our common units are listed for trading on the New York Stock Exchange under the symbol "USS." Unlike the common units, the subordinated units are not publicly traded. As of January 8, 2007, we had outstanding 8,210,343 common units, 3,123,205 Class B units which will be automatically converted into common units if such conversion is approved by our unitholders and 6,899,968 subordinated units, representing an aggregate 98.0% limited partner interest in us. Our general partner owns a 2.0% general partner interest in us.

Transfer of Common Units

        Each purchaser of common units offered by this prospectus must execute a transfer application and certification. By executing and delivering a transfer application and certification, the purchaser of common units:

  •
  becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

  •
  automatically requests admission as a substituted limited partner in our partnership;

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  agrees to be bound by the terms and conditions of, and executes, our partnership agreement;

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  represents that the transferee has the capacity, power and authority to enter into the partnership agreement;

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  grants powers of attorney to officers of U.S. Shipping Partners L.P. and any liquidator of us as specified in the partnership agreement; and

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  makes the consents, covenants, representations and waivers contained in the partnership agreement, including representations and covenants about the transferee's citizenship for Jones Act and tax withholding purposes.

        An assignee will become a substituted limited partner of our partnership for the transferred common units upon the consent of our general partner and the recording of the name of the assignee on our books and records. Our general partner may withhold its consent in its sole discretion.

        A transferee's broker, agent or nominee may complete, execute and deliver a transfer application and certification. We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in our partnership for the transferred common units. A purchaser or transferee of common units who does not execute and deliver a transfer application obtains only:

  •
  the right to assign the common unit to a purchaser or other transferee; and

  •
  the right to transfer the right to seek admission as a substituted limited partner in our partnership for the transferred common units.

        Thus, a purchaser or transferee of common units who does not execute and deliver a transfer application:

  •
  will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or "street name" account and the nominee or broker has executed and delivered a transfer application and certification as to itself and any beneficial holders; and

  •
  may not receive some federal income tax information or reports furnished to record holders of common units.

        The transferor of common units has a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor does not have a duty to insure the execution of the transfer application and certification by the transferee and has no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application and certification to the transfer agent.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Restrictions on Foreign Ownership

        To enjoy the benefits of U.S. coastwise trade, we must maintain U.S. citizenship for U.S. coastwise trade purposes as defined in the Merchant Marine Act of 1936, as amended, the Shipping Act of 1916, as amended, and the regulations thereunder. Under these regulations, to maintain U.S. citizenship and, therefore, be qualified to engage in U.S. coastwise trade:

  •
  not less than 75% of the interests in our general partner must be beneficially owned by U.S. citizens;

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  the president or chief executive officer, the chairman of the board and a majority of a quorum of the board of directors of our general partner must be U.S. citizens; and

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  at least 75% of the equity interest and voting power of our units must be beneficially owned by U.S. citizens free of any trust, fiduciary arrangement or other agreement, arrangement or understanding whereby voting power may be exercised directly or indirectly by non-U.S. citizens, as defined in the Merchant Marine Act, the Shipping Act and the regulations thereunder.

        In order to protect our ability to register our vessels under federal law and operate our vessels in U.S. coastwise trade, our partnership agreement restricts foreign ownership of our interests to a percentage equal to not more than 24.0% as determined from time to time by our general partner. The general partner has determined to limit foreign ownership of our interests to 24.0%. We refer to the percentage limitation on foreign ownership as the permitted percentage.

        Our partnership agreement provides that:

  •
  any transfer, or attempted transfer, of any units that would result in the ownership or control, in each case, in excess of the permitted percentage by one or more persons who is not a U.S. citizen for purposes of U.S. coastwise shipping (as defined in the Merchant Marine Act and the Shipping Act) will be void and ineffective as against us; and

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  if, at any time, persons other than U.S. citizens own units or possess voting power over units, in each case, (either of record or beneficially) in excess of the permitted percentage, we will withhold payment of distributions on and suspend the voting rights of such units and may redeem such units.

        Unit certificates bear legends concerning the restrictions on ownership by persons other than U.S. citizens. In addition, our partnership agreement:

  •
  permits us to require, as a condition precedent to the transfer of units on our records, representations and other proof as to the identity and citizenship of existing or prospective unitholders; and

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  permits us to establish and maintain a dual unit certificate system under which different forms of certificates may be used to reflect whether or not the owner thereof is a U.S. citizen.

Issuance of Additional Securities

        Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of the unitholders. During the period in which Class A subordinated units are outstanding (the "Class A Subordination Period"), however, except as set forth in the following paragraph, we may not issue equity securities ranking senior to the common units or an aggregate of more than 3,449,984 additional common units or units on a parity with the common units and an additional 1,149,995 common units or units on a parity with the common units to the construction of capital improvements, in each case, without the approval of the holders of a unit majority.

        During or after the Class A subordination period, we may issue an unlimited number of common units, without the approval of unitholders, as follows:

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  in connection with an acquisition or a capital improvement that increases cash flow from operations per unit on an estimated pro forma basis; or

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  if the proceeds of the issuance are used exclusively to repay indebtedness the cost of which to service is greater than the distribution obligations associated with the units issued in connection with its retirement;

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  upon conversion of the subordinated units;

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  upon conversion of units of equal rank with the common units into common units under some circumstances;

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  under employee benefit plans;

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  upon conversion of the general partner interest and incentive distribution rights into common units as a result of a withdrawal or removal of our general partner; or

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  in the event of a combination or subdivision of common units.

        It is possible that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other equity securities interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities interests that, in the sole discretion of our general partner, have special voting rights to which the common units are not entitled.

        Upon the issuance of additional common units or other partnership securities, our general partner will be required to make additional capital contributions to the extent necessary to maintain its 2% general partner interest in us. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its and its affiliates' percentage interest, including its interest represented by common units and subordinated units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.

Limited Liability

        Participation in the Control of Our Partnership.    Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act, or Delaware Act, and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace our general partner;

  •
  to approve some amendments to our partnership agreement; or

  •
  to take other action under the partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under Delaware law, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we have found no precedent for this type of a claim in Delaware case law.

        Unlawful Partnership Distributions.    Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

        Failure to Comply with the Limited Liability Provisions of Jurisdictions in Which We Do Business.    Our subsidiaries may be deemed to conduct business in New Jersey. Our subsidiaries may conduct business in other states in the future. Maintenance of our limited liability may require compliance with legal requirements in the jurisdictions in which our operating company conducts business, including qualifying our subsidiaries to do business there. Limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in many jurisdictions. If, by virtue of our membership interest in our operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under the partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Voting Rights

        The following matters require the unitholder vote specified below. Matters requiring the approval of a "unit majority" require:

  •
  during the Class A subordination period, the approval of: at least a majority of the common units, excluding those common units held by our general partner and its affiliates, and a majority of the subordinated units, voting as separate classes; and

  •
  after the Class A subordination period, the approval of a majority of the units.

In voting their common and subordinated units the general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners including any duty to act in good faith in the best interests of us and the limited partners.

Matter	Vote Requirement
Issuance of additional common units or units of equal rank with the common units during the Class A subordination period	Unit majority, with certain exceptions described under "—Issuance of Additional Securities."
Issuance of units senior to the common units during the Class A subordination period	Unit majority. Please read "—Issuance of Additional Securities."
Issuance of units junior to the common units during the Class A subordination period	No approval right. Please read "—Issuance of Additional Securities."
Issuance of additional units after the Class A subordination period	No approval right. Please read "—Issuance of Additional Securities."
Amendment of partnership agreement	Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read "—Amendment of the Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority. Please read "—Merger, Sale or Other Disposition of Assets."
Amendment of the limited liability company agreement of the operating company and other action taken by us as a sole member of the operating company	Unit majority if such amendment or other action would adversely affect our limited partners (or any particular class of limited partners) in any material respect.
Dissolution of our partnership	Unit majority. Please read "—Termination and Dissolution."
Reconstitution of our partnership upon dissolution	Unit majority. Please read "—Termination and Dissolution."
Withdrawal of our general partner	Under most circumstances, the approval of a majority of the common units, excluding common units held by the general partner and its affiliates, is required for the withdrawal of our general partner prior to December 31, 2014 in a manner which would cause a dissolution of our partnership. Please read "—Withdrawal or Removal of Our General Partner."
Removal of our general partner	Not less than 66 2/3% of the outstanding units, including units held by our general partner and its affiliates. Please read "—Withdrawal or Removal of Our General Partner."
Transfer of the general partner interest	Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or to another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the common units, excluding common units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to December 31, 2014. Please read "—Transfer of General Partner Interests."
Transfer of incentive distribution rights	Except for transfers to an affiliate of another person as part of our general partner's merger or consolidation with or into, or sale of all or substantially all of its assets to, or sale of all or substantially all its equity interest to, such person, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to December 31, 2014. Please read "—Transfer of Incentive Distribution Rights."
Transfer of ownership interests in our general partner	No approval required at any time. "—Transfer of Ownership Interests in Our General Partner."

Amendment of the Partnership Agreement

        Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, the general partner has no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described above, an amendment must be approved as a unit majority.

        General Prohibited Amendments.    No amendment may be made that would:

  •
  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected;

  •
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which may be given or withheld at its option;

  •
  change the term of our partnership;

  •
  provide that our partnership is not dissolved upon an election to dissolve our partnership by our general partner that is approved by the holders of a unit majority; or

  •
  give any person the right to dissolve our partnership other than our general partner's right to dissolve our partnership with the approval of the holders of a unit majority.

        The provision of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

        No Unitholder Approval.    Our general partner may generally make amendments to the partnership agreement without the approval of any limited partner or assignee to reflect:

  •
  a change in our name, the location of our principal place of business, our registered agent or our registered office;

  •
  the admission, substitution, withdrawal or removal of partners in accordance with the partnership agreement;

  •
  a change that our general partner determines is necessary or advisable for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we, the operating company nor any of its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

  •
  an amendment that is necessary, in the opinion of our counsel, to prevent us, our general partner, or the directors, officers, agents or trustees of our general partner from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

  •
  subject to the limitations on the issuance of additional partnership securities described above, an amendment that in the discretion of our general partner is necessary or advisable for the authorization of additional partnership securities or rights to acquire partnership securities;

  •
  any amendment expressly permitted in the partnership agreement to be made by our general partner acting alone;

  •
  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

  •
  any amendment that, in the discretion of our general partner, is necessary or advisable for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

  •
  certain mergers or conveyances as set forth in our partnership agreement;

  •
  a change in our fiscal year or taxable year and related changes; or

  •
  any other amendments substantially similar to any of the matters described in the preceding clauses.

        In addition, our general partner may make amendments to the partnership agreement without the approval of any limited partner or assignee if our general partner determined that those amendments:

  •
  do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

  •
  are necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

  •
  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

  •
  are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

        Opinion of Counsel and Unitholder Approval.    Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes if one of the amendments described above under "—No Unitholder Approval" should occur. No other amendments to the partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

        A merger or consolidation of us requires the consent of the general partner. However, our general partner will have no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In addition, the partnership agreement generally prohibits our general partner, without the prior approval of the holders of units representing a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. The general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval.

        If the conditions specified in the partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The unitholders are not entitled to dissenters' rights of appraisal under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other transaction or event.

Termination and Dissolution

        We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

(1)
the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

(2)
the sale, exchange or other disposition of all or substantially all of our assets and properties and those of our subsidiaries;

(3)
the entry of a decree of judicial dissolution of our partnership; or

(4)
the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under clause (4) above, the holders of a unit majority may also elect, within specific time limitations, to reconstitute us and continue our business on the same terms and conditions described in our partnership agreement by forming a new limited partnership on terms identical to those in our partnership agreement and having as general partner an entity approved by the holders of units representing a unit majority, subject to receipt by us of an opinion of counsel to the effect that:

  •
  the action would not result in the loss of limited liability of any limited partner; and

  •
  none of our partnership, the reconstituted limited partnership, our operating company nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and distribute the proceeds of the liquidation to the partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, and determined after taking into account all Capital Account adjustments for the taxable year of the partnership during which the liquidation of the partnership occurs. The liquidator may deter liquidation or distribution of our assets for a reasonable period or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2014 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2014 our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of the partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days' notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders.

        Upon the withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a majority of the outstanding common units and subordinated units, voting as separate classes, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated unless, within 90 days after that withdrawal, the holders of units representing a unit majority agree in writing to continue our business and to appoint a successor general partner.

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of the general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units and subordinated units, voting as separate classes. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give it the practical ability to prevent its removal. As of December 31, 2006, the owner of our general partner owns approximately 39% of the outstanding limited partner units.

        Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

  •
  the subordination periods will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests at the time.

        In the event of removal of the general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates the partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interests

        Except for transfer by our general partner of all, but not less than all, of its general partner interest in us to:

  •
  an affiliate of our general partner (other than an individual); or

  •
  another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity;

our general partner may not transfer all or any part of its general partner interest in us to another person prior to December 31, 2014 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of the partnership agreement, and furnish an opinion of counsel regarding limited liability, eligibility to engage in the U.S. coastwise trade and tax matters.

        Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval, except that they may not transfer subordinated units to us.

Transfer of Incentive Distribution Rights

        Our general partner or its affiliates or a subsequent holder may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, or sale of all or substantially all of its assets to, that entity without the prior approval of the unitholders. Prior to December 31, 2014, other transfers of the incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units (excluding common units held by our general partner and its affiliates). On or after December 31, 2014, the incentive distribution rights will be freely transferable.

Transfer of Ownership Interests in Our General Partner

        At any time, the members of our general partner may sell or transfer all or part of their membership interests in our general partner to an affiliate or a third party without the approval of our unitholders, so long as after such sale or transfer our general partner remains a U.S. citizen as defined in the coastwise trade laws.

Change of Management Provisions

        The partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove US Shipping General Partner LLC as our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

        Our partnership agreement also provides that if our general partner is removed under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

  •
  the subordination periods will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.

Limited Call Right

        If at any time our general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership securities of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

  •
  the highest price paid by our general partner or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those partnership securities; or

  •
  the current market price as of the date three days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding partnership securities, a holder of partnership securities may have his partnership securities purchased at an undesirable time or price. Our partnership agreement provides that the resolution of any conflict of interest that is fair and reasonable will not be a breach of the partnership agreement. Our general partner may, but it is not obligated to, submit the conflict of interest represented by the exercise of the limited call right to the conflicts committee for approval or seek a fairness opinion from an investment banker. If our general partner exercises its limited call right, it will make a determination at the time, based on the facts and circumstances, and upon the advice of counsel, as to the appropriate method of determining the fairness and reasonableness of the transaction. Our general partner is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon exercise of the limited call right.

        There is no restriction in our partnership agreement that prevents our general partner from issuing additional common units and exercising its call right. If our general partner exercised its limited call right, the effect would be to take us private and, if the units were subsequently deregistered, we would no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

        The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

        Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Securities" above. However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates or a person or group who acquires the units with the prior approval of the board of directors of the general partner of our general partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name accounts will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Except as the partnership agreement otherwise provides, subordinated units will vote together with common units as a single class.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner or Assignee

        Except as described under "—Limited Liability" above, the common units will be fully paid, and unitholders will not be required to make additional contributions.

        An assignee of a common unit, after executing and delivering a transfer application and certification, but pending its admission as a substituted limited partner, is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. Our general partner will vote and exercise other powers attributable to common units owned by an assignee who has not become a substitute limited partner at the written direction of the assignee. Please read "—Meetings; Voting" above. Transferees who do not execute and deliver a transfer application and certification will not be treated as assignees or as record holders of common units, and will not receive cash distributions, federal income tax allocations, or reports furnished to holders of common units. Please read "—Transfer of Common Units."

Non-citizen Assignees; Redemption

        If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property in which we have an interest because of the nationality, citizenship or other related status of any limited partner or assignee, we may redeem the units held by the limited partner or assignee at their current market price, in accordance with the procedures set forth in our partnership agreement. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner or assignee to furnish information about his nationality, citizenship or related status. If a limited partner or assignee fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner or assignee is not an eligible citizen, the limited partner or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee that is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of our general partner or any departing general partner;

  •
  any person who is or was a director, officer or manager of any entity described in the preceding three bullet points;

  •
  or any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax reporting purposes, our fiscal year is the calendar year.

        We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent registered public accounting firm. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

        Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

  (1)
  a current list of the name and last known address of each partner of record;

  (2)
  a copy of our tax returns;

  (3)
  information as to the amount of cash, and a description and statement of the net agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

  (4)
  copies of our partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed;

  (5)
  information regarding the status of our business and financial condition; and

  (6)
  any other information regarding our affairs as is just and reasonable.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under our partnership agreement, we have agreed to register for resale under the Securities Act of 1933 and applicable state securities laws any common units, subordinated units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of US Shipping General Partner LLC as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

Listing

        Our outstanding common units are listed on the New York Stock Exchange under the symbol "USS." Any additional common units we issue will be listed on the New York Stock Exchange.

Transfer Agent and Registrar

        The transfer agent and registrar for our common units is American Stock Transfer & Trust Company.

CASH DISTRIBUTION POLICY

Distributions of Available Cash

        General.    Approximately 45 days after the end of each quarter, we distribute available cash to unitholders of record on the applicable record date.

        Definition of Available Cash.    Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter:

  •
  less the amount of cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated credit needs);

  •
  comply with applicable law, any of our debt instruments or other agreements; or

  •
  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

  •
  plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter for which the determination is being made. Working capital borrowings are generally borrowings that will be made under our credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

        Our estimated maintenance capital expenditures were $19.6 million in 2006, up from $17.2 million in 2005, which was comprised of $12.6 million per year for mandatory drydocking costs for all of our vessels and approximately $7.0 million for retrofitting our ITBs to make them OPA 90 compliant. These amounts may change in future years based upon management's estimates for maintenance and replacement costs, subject to the approval of the conflicts committee of the board of directors. The amount of estimated maintenance capital expenditures attributable to future drydocking expenses is based on the anticipated costs of drydockings over our next five-year drydocking cycle.

Subordination Periods

        General.    During the subordination periods, which we define below, the common units will have the right to receive distributions of available cash from basic surplus, as defined below, in an amount equal to the minimum quarterly distribution of $0.45 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from basic surplus may be made on any subordinated units. Distribution arrearages do not accrue on either class of the subordinated units. The purpose of the subordinated units is to increase the likelihood that during the subordination periods there will be available cash from basic surplus to be distributed on the common units. Our subordinated units are owned by United States Shipping Master LLC. Only the non-management members of United States Shipping Master LLC will be entitled to receive distributions of or attributable to the Class A subordinated units. The members of United States Shipping Master LLC that serve as our executive officers will not be entitled to receive distributions of or attributable to the Class A subordinated units; the management members will only be entitled to receive distributions of or attributable to the Class B subordinated units.

        Definition of Subordination Periods.    The Class A subordination period will extend until the first day of any quarter, beginning after December 31, 2009, and the Class B subordination period will extend until the first day of any quarter, beginning after December 31, 2010, that each of the following tests are met:

  •
  distributions of available cash from "basic surplus" (as defined in our partnership agreement) on each of the outstanding common units and subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

  •
  the "adjusted basic surplus" (as defined in our partnership agreement) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted basis and the related distribution on the 2% general partner interest during those periods; and

  •
  there are no arrearages in payment of the minimum quarterly distribution on the common units.

        If the unitholders remove the general partner without cause, the subordination periods may end early.

        Early conversion of Class A Subordinated Units.    Before the end of the Class A subordination period, up to 50% of the Class A subordinated units, or up to 2,636,171 Class A subordinated units, may convert into common units on a one-for-one basis immediately after the distribution of available cash to the partners in respect of any quarter ending on or after:

  •
  December 31, 2007 with respect to 25% of the Class A subordinated units; and

  •
  December 31, 2008 with respect to a further 25% of the Class A subordinated units (based on the total amount of Class A subordinated units initially issued).

        The early conversions of the Class A subordinated units will occur if at the end of the applicable quarter each of the following three tests is met:

  •
  distributions of available cash from basic surplus on each of the outstanding common units and subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

  •
  the adjusted basic surplus generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted basis and the related distribution on the 2% general partner interest during those periods; and

  •
  there are no arrearages in payment of the minimum quarterly distribution on the common units.

        However, the early conversion of the second 25% of the Class A subordinated units may not occur until at least one year following the early conversion of the first 25% of the Class A subordinated units.

        Early Conversion of Class B Subordinated Units.    Before the end of the Class B subordination period, up to 50% of the Class B subordinated units, or up to 813,814 Class B subordinated units, may convert into common units on a one-for-one basis immediately after the distribution of available cash to the partners in respect of any quarter ending on or after:

  •
  December 31, 2008 with respect to 25% of the Class B subordinated units; and

  •
  December 31, 2009 with respect to a further 25% of the Class B subordinated units (based on the total amount of Class B subordinated units initially issued).

        Each early conversion of the Class B subordinated units will occur if at the end of the applicable quarter each of the following three tests is met:

  •
  distributions of available cash from basic surplus on each of the outstanding common units and subordinated units equaled or exceeded the minimum quarterly distribution for (1) each of the four consecutive, non-overlapping four-quarter periods immediately preceding the date of the early conversion of the first 25% of Class B subordinated units and (2) each of the three consecutive, non-overlapping four-quarter periods immediately preceding the date of the early conversion of the second 25% of the Class B subordinated units;

  •
  the adjusted basic surplus generated during (1) each of the four consecutive, non-overlapping four-quarter periods immediately preceding the date of the early conversion of the first 25% of Class B subordinated units or (2) each of the three consecutive, non-overlapping four-quarter periods immediately preceding the date of the early conversion of the second 25% of the Class B subordinated units, equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted basis and the related distribution on the 2% general partner interest during those periods; and

  •
  there are no arrearages in payment of the minimum quarterly distribution on the common units.

        However, the early conversion of the second 25% of the Class B subordinated units may not occur until at least one year following the early conversion of the first 25% of the Class B subordinated units.

        Accelerated Early Conversion of Class B Subordinated Units.    Notwithstanding the foregoing, 25% of the Class B subordinated units may convert into common units on a one-for-one basis immediately after the distribution of available cash to the partners in respect of any quarter ending on or after December 31, 2007 if:

  •
  each of the three tests set forth in the bullet points under the caption "Early Conversion of Class A Subordinated Units" above is met as of such date; and

  •
  the adjusted basic surplus generated during the four-quarter period immediately preceding that date equaled or exceeded the sum of $2.43 on each of the outstanding common units and subordinated units during that period on a fully diluted basis and the related distribution on the 2% general partner interest during that period.

        In addition, a further 25% of the Class B subordinated units may convert into common units on a one-for-one basis immediately after the distribution of available cash to the partners in respect of any quarter ending on or after December 31, 2008 if each of the tests in the two bullet points immediately set forth above are met. Finally, if the test set forth in the second bullet immediately set forth above is met for any four-quarter period ending on or after December 31, 2009 and all Class A subordinated units have been converted into common units, then the remaining Class B subordinated units will convert into common units.

Incentive Distribution Rights

        Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from basic surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

        If for any quarter:

  •
  we have distributed available cash from basic surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

  •
  we have distributed available cash from basic surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

        then, we will distribute any additional available cash from basic surplus for that quarter among the unitholders and our general partner in the following manner:

  •
  first, 98% to all unitholders, pro rata, and 2% to our general partner, until each unitholder receives a total of $0.50 per unit for that quarter (the "first target distribution");

  •
  second, 85% to all unitholders, pro rata, and 15% to our general partner, until each unitholder receives a total of $0.575 per unit for that quarter (the "second target distribution");

  •
  third, 75% to all unitholders, pro rata, and 25% to our general partner, until each unitholder receives a total of $0.70 per unit for that quarter (the "third target distribution"); and

  •
  thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

        In each case, the amount of the target distribution set forth above is exclusive of any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution. The percentage interests set forth above for our general partner include its 2% general partner interest and assume the general partner has not transferred the incentive distribution rights.

MATERIAL TAX CONSEQUENCES

        This section discusses the material tax consequences that may be relevant to prospective unitholders with respect to the ownership or disposition of common units. This discussion focuses on the federal income tax consequences to unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds. Unless the context otherwise requires, references in this section to "us" or "we" are references to U.S. Shipping Partners L.P. and our operating subsidiaries.

        This section does not discuss all the federal, state, local and foreign tax matters affecting us or prospective unitholders. Accordingly, we urge each prospective unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of our common units.

        The federal income tax matters affecting us and prospective unitholders discussed in this section are based on current provisions of the Internal Revenue Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Future legislative or administrative changes or court decisions in these authorities may cause the federal income tax consequences of the ownership and disposition of common units to vary substantially from the consequences described in this section.

        The statements as to matters of federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Fulbright & Jaworski L.L.P. and are based on the accuracy of certain factual matters. Statements of fact do not represent opinions of Fulbright & Jaworski L.L.P. We have not received a ruling from the IRS regarding any matter affecting us or prospective unitholders. Unlike a ruling of the IRS, an opinion represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made in this section may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units and the prices at which our common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        For the reasons described below, Fulbright & Jaworski L.L.P. has not rendered an opinion with respect to the following specific federal income tax issues:

  (1)
  the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales");

  (2)
  whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Common Units—Allocations Between Transferors and Transferees");

  (3)
  whether our method for depreciating Section 743 adjustments is sustainable (please read "—Tax Consequences of Unit Ownership—Section 754 Election"); and

  (4)
  whether assignees of common units who fail to execute and deliver transfer applications will be treated as partners of U.S. Shipping Partners L.P. for federal income tax purposes (please read "—Limited Partner Status").

Partnership Status

        A partnership is not a taxable entity for federal income tax purposes and incurs no federal income tax liability. Instead, each unitholder of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, even if no cash distributions are made to him. Distributions by a partnership to a unitholder are generally not taxable to the partner unless the amount of cash distributed to him is in excess of his adjusted basis in his partnership interest.

        Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to herein as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the transportation, storage and processing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 8% of our current gross income does not constitute qualifying income; however, this estimate could change from time to time and the IRS or a court may determine that a smaller percentage of our gross income is qualifying income.

        With respect to our classification and the classification of our operating subsidiaries for federal income tax purposes, we will rely on the opinion of Fulbright & Jaworski L.L.P. that, based upon the Internal Revenue Code, the Treasury Regulations promulgated thereunder, IRS rulings and court decisions, our operating subsidiaries (other than any corporate subsidiaries) will be classified as either disregarded entities or partnerships for federal income tax purposes so long as they do not elect to be treated as associations taxable as corporations and we will be classified as a partnership for federal income tax purposes so long as:

  (a)
  we do not elect to be classified as an association taxable as a corporation; and

  (b)
  for each taxable year, 90% or more of our gross income has been and will be income that is "qualifying income" within the meaning of Section 7704 of the Internal Revenue Code.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts, we will be treated as if we had transferred all of our assets, subject to our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the aggregate tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

        If we were taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital to the extent of the unitholder's tax basis in his common units, or taxable capital gain, after the unitholder's tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

        The discussion below assumes that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

        Unitholders who become limited partners of U.S. Shipping Partners L.P. will be treated as partners of U.S. Shipping Partners L.P. for federal income tax purposes. Also:

  (a)
  assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and

  (b)
  unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units, will be treated as partners of U.S. Shipping Partners L.P. for federal income tax purposes. As there is no direct authority addressing the federal tax treatment of assignees of common units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, the opinion of Fulbright & Jaworski L.L.P. does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.

        A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read "—Tax Consequences of Unit Ownership—Treatment of Short Sales."

        Income, gain, loss, or deduction would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to the consequences of their status as partners in U.S. Shipping Partners L.P. for federal income tax purposes.

        The discussion below assumes a unitholder is treated as one of our partners for federal income tax purposes.

Tax Consequences of Unit Ownership

  Flow-Through of Taxable Income

        We will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are received by him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gain, loss and deduction for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

  Treatment of Distributions

        Distributions made by us to a unitholder generally will not be taxable to him for federal income tax purposes to the extent of his tax basis in his common units immediately before the distribution. Cash distributions made by us to a unitholder in an amount in excess of his tax basis in his common units generally will be considered to be gain from the sale or exchange of those common units, taxable in accordance with the rules described under "—Disposition of Common Units" below. To the extent that cash distributions made by us cause a unitholder's "at risk" amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

        Any reduction in a unitholder's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as "non-recourse liabilities," will be treated as a distribution of cash to that unitholder. A decrease in a unitholder's percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities and thus will result in a corresponding deemed distribution of cash, which may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture and/or substantially appreciated "inventory items," both as defined in Section 751 of the Internal Revenue Code, and collectively, "Section 751 Assets." To that extent, he will be treated as having received his proportionate share of the Section 751 Assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income. That income will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

  Basis of Common Units

        A unitholder's initial tax basis for his common units generally will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis generally will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis generally will be decreased, but not below zero, by distributions to him from us, by his share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to the general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

  Limitations on Deductibility of Losses

        The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder or a corporate unitholder, if more than 50% of the value of its stock is owned directly or indirectly by or for five or fewer individuals or certain tax-exempt organizations, to the amount for which the unitholder is considered to be "at risk" with respect to our activities, if that is less than his tax basis. A unitholder must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that his tax basis or at-risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

        In general, a unitholder will be at risk to the extent of his tax basis in his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment, or any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement. A unitholder's at-risk amount will increase or decrease as the tax basis of the unitholder's units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

        The passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations are permitted to deduct losses from passive activities, which are generally defined as corporate or partnership activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or investments in other publicly traded partnerships, or salary or active business income. Similarly, a unitholder's share of our net income may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

  Limitations on Interest Deduction

        The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

  •
  interest on indebtedness properly allocable to property held for investment;

  •
  our interest expense attributable to portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit.

        Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. The IRS has indicated that net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder's share of our portfolio income will be treated as investment income.

  Entity-Level Collections

        If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or the general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a unitholder whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

  Allocation of Income, Gain, Loss and Deduction

        In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among the general partner and the unitholders in accordance with their percentage interests in us. At any time that distributions are made to the common units in excess of distributions to the subordinated units, or incentive distributions are made to the general partner, gross income will be allocated to the recipients to the extent of these distributions. If we have a net loss for the entire year, that loss will be allocated first to the general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to the general partner.

        Specified items of our income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of our assets at the time of an offering, referred to in this discussion as "Contributed Property." The effect of these allocations to a unitholder who purchases common units in an offering will be essentially the same as if the tax basis of our assets were equal to their fair market value at the time of the offering. In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by other unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner to eliminate the negative balance as quickly as possible.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner's "book" capital account, credited with the fair market value of Contributed Property, and "tax" capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the "Book-Tax Disparity," will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner's share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

  •
  his relative contributions to us;

  •
  the interests of all the partners in profits and losses;

  •
  the interest of all the partners in cash flow and other non-liquidating distributions; and

  •
  the rights of all the partners to distributions of capital upon liquidation.

        Fulbright & Jaworski L.L.P. is of the opinion that, with the exception of the issues described in "—Tax Consequences of Unit Ownership—Section 754 Election" and "—Disposition of Common Units—Allocations Between Transferors and Transferees," allocations under our partnership agreement should be given effect for federal income tax purposes in determining a unitholder's share of an item of income, gain, loss or deduction, although there can be no assurance that, if the IRS were to challenge any such allocations, our position would be sustained. Any reallocation resulting from an IRS challenge may affect the timing and amount of income recognized by a unitholder.

  Treatment of Short Sales

        A unitholder whose units are loaned to a "short seller" to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be a partner for federal income tax purposes with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

  •
  any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

  •
  any cash distributions received by the unitholder as to those units would be fully taxable; and

  •
  all of these distributions would appear to be ordinary income.

        Fulbright & Jaworski L.L.P. has not rendered an opinion regarding the treatment of a unitholder whose common units are loaned to a short seller. Therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from loaning their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Common Units—Recognition of Gain or Loss."

  Alternative Minimum Tax

        Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in our units on their liability for the alternative minimum tax.

  Tax Rate

        In general, the highest effective federal income tax rate for individuals currently is 35% and the maximum federal income tax rate for net capital gains of an individual currently is 15% if the asset disposed of was held as a capital asset and for more than 12 months at the time of disposition.

  Section 754 Election

        We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. That election will generally permit us to adjust a common unit purchaser's tax basis in our assets ("inside basis") under Section 743(b) of the Internal Revenue Code to reflect his purchase price. The Section 743(b) adjustment does not apply to a person who purchases common units directly from us, and it belongs only to the purchaser and not to other unitholders. Please also read, however, "—Allocation of Income, Gain, Loss and Deduction" above. For purposes of this discussion, a unitholder's inside basis in our assets has two components: (1) his share of our tax basis in our assets ("common basis") and (2) his Section 743(b) adjustment to that basis.

        Treasury Regulations under Section 743 of the Internal Revenue Code require, if the remedial allocation method is adopted (which we have adopted), a portion of the Section 743(b) adjustment attributable to recovery property to be depreciated over the remaining cost recovery period for the Section 704(c) built-in gain. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code rather than cost recovery deductions under Section 168 is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, the general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these Treasury Regulations. Please read "—Tax Treatment of Operations—Uniformity of Units."

        Although Fulbright & Jaworski L.L.P. is unable to opine as to the validity of this approach because there is no controlling authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of the property, or treat that portion as non-amortizable to the extent attributable to property the common basis of which is not amortizable. This method is consistent with the Treasury Regulations under Section 743 of the Internal Revenue Code but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read "—Tax Treatment of Operations—Uniformity of Units."

        A Section 754 election is advantageous if the transferee's tax basis in his units is higher than the units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation and depletion deductions and his share of any gain on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his units is lower than those units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

  Accounting Method and Taxable Year

        We will use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of our income, gain, loss and deduction. Please read "—Disposition of Common Units—Allocations Between Transferors and Transferees."

  Tax Basis, Depreciation and Amortization

        The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by the general partner and our other unitholders as of that time. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

        If we dispose of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Common Units—Recognition of Gain or Loss."

        The costs incurred in selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which we may amortize, and as syndication expenses, which we may not amortize. The underwriting discounts and commissions we incur will be treated as syndication expenses.

  Valuation and Tax Basis of Our Properties

        The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the tax bases of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

  Recognition of Gain or Loss

        Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property he receives plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in units, on the sale or exchange of a unit held for more than one year will generally be taxable as capital gain or loss. A portion of this gain or loss, which may be substantial, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or "inventory items" that we own. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital loss may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gain in the case of corporations.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and those Treasury Regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

  •
  a short sale;

  •
  an offsetting notional principal contract; or

  •
  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

  Allocations Between Transferors and Transferees

        In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the "Allocation Date"). However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        The use of this method may not be permitted under existing Treasury Regulations. Accordingly, Fulbright & Jaworski L.L.P. is unable to opine on the validity of this method of allocating income and deductions between unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder's interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

  Transfer Notification Requirement

        A unitholder who sells any of his units, other than through a broker, generally is required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units from another unitholder is required to notify us in writing of that purchase within 30 days after the purchase. We are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker. Failure to notify us of a purchase may lead to the imposition of substantial penalties.

  Constructive Termination

        We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in his taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Uniformity of Units

        Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read "—Tax Consequences of Unit Ownership—Section 754 Election."

        We depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of that property, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the Treasury Regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. Please read "—Tax Consequences of Unit Ownership—Section 754 Election." To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

Tax-Exempt Organizations, Mutual Funds and Foreign Persons

        Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations, and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

        Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. A significant portion of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

        A regulated investment company or "mutual fund" is required to derive at least 90% of its gross income for every taxable year from specified sources. Recent legislation treats net income derived from the ownership of an interest in a "qualified publicly traded partnership" as qualified income to a mutual fund. We expect that we will meet the definition of a "qualified publicly traded partnership."

        Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Under rules applicable to publicly traded partnerships, we will withhold tax, at the highest effective applicable rate, from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8 BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation's "U.S. net equity," which are effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the sale or disposition of that unit to the extent that this gain is effectively connected with a United States trade or business of the foreign unitholder. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a unit if he has owned less than 5% in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the sale or disposition.

Administrative Matters

  Information Returns and Audit Procedures

        We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction.

        We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor counsel can assure prospective unitholders that the IRS will not successfully contend that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability and possibly may result in an audit of his own return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction is determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. The partnership agreement names the general partner as our Tax Matters Partner.

        The Tax Matters Partner will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

        A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

  Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

  (a)
  the name, address and taxpayer identification number of the beneficial owner and the nominee;

  (b)
  whether the beneficial owner is:

  (1)
  a person that is not a United States person,

  (2)
  a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or

  (3)
  a tax-exempt entity;

  (c)
  the amount and description of units held, acquired or transferred for the beneficial owner; and

  (d)
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

  Accuracy-Related Penalties

        A penalty in an amount equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

        A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds:

  •
  for individuals, the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000; or

  •
  for most corporations, the lesser of 10% of the tax required to be shown of the return (or $10,000, if greater) and $10 million.

For persons other than "tax shelters" (as defined under the penalty rules), the amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

  •
  for which there is, or was, "substantial authority," or

  •
  as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        We believe we are not a "tax shelter" under these rules. If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns to avoid liability for this penalty.

        A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 200% or more of the amount determined to be the correct amount of the valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

  Reportable Transactions

        If we were to engage in a "reportable transaction," we (and possibly our unitholders and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses in excess of $2 million. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly our unitholder's tax return) would be audited by the IRS. Please read "—Information Returns and Audit Procedures."

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, our unitholders may be subject to the following provisions of the American Jobs Creation Act of 2004:

  •
  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-Related Penalties,"

  •
  for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability and

  •
  in the case of a listed transaction, an extended statute of limitations.

        We do not expect to engage in any "reportable transactions."

State, Local and Other Tax Considerations

        In addition to federal income taxes, our unitholders likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We own property or may be deemed to do business in New Jersey, and we file tax returns in New Jersey, New York and California. We may also own property or do business in other jurisdictions in the future. Although a unitholder may not be required to file a return and pay taxes in some jurisdictions because his income from that jurisdiction falls below the filing and payment requirement, the unitholder will be required to file income tax returns and to pay income taxes in many other jurisdictions in which we may do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Unit Ownership—Entity-Level Collections."

        It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as United States federal tax returns, that may be required of him. Fulbright & Jaworski L.L.P. has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

SELLING UNITHOLDERS

        This prospectus covers the offering and sale of up to 4,433,580 common units (including 3,123,205 common units issuable upon conversion of Class B units) by the selling unitholders named below. The selling unitholders may sell none, some or all of the common units offered by this prospectus.

        No offer or sale under this prospectus may be made by a unitholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act of 1933, as amended, or the Securities Act. We will supplement or amend this prospectus to include additional selling unitholders upon request and upon provision of all required information to us, subject to the terms of the Registration Rights Agreement dated as of August 7, 2006 between us and certain of the selling unitholders with respect to common units owned by those selling unitholders.

        We prepared the following table based on the information provided to us by the selling unitholders named in the table. We have not sought to verify such information. The percentages of shares of common units beneficially owned and being offered are based on the number of common units that were outstanding as of December 31, 2006, unless otherwise stated in the footnotes to the table below. The selling unitholders may, however, have sold, transferred or otherwise disposed of all or a portion of their common units since the date on which they provided such information. None of the selling unitholders has held any position or office with, or has otherwise had a material relationship with, us or any of our predecessors or affiliates within the past three years, except that:

  •
  Sterling/US Shipping L.P. controls Shipping Master which owns our general partner and approximately 39% of our outstanding common units (assuming conversion of Class B units into common units); and

  •
  Messrs. Gridley, Gehegan, Bergeron, Colletti and Miller serve as our executive officers and Messrs. Marquardt and Young serve as our officers.

        We do not know when or in what amounts a selling unitholder may offer common units for sale. The selling unitholders may choose not to sell any of the common units offered by this prospectus. Because the selling unitholders may offer all, some or none of their common units pursuant to this offering, we cannot estimate the number of common units that the selling unitholders will hold after completion of the offering. For purposes of the following table, we have assumed that the selling unitholders will sell all of the common units covered by this prospectus (including all of the common units issuable upon conversion of the Class B units).

        Under the rules of the SEC, beneficial ownership includes common units over which the indicated beneficial owner exercises voting or investment power. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all common units beneficially owned.

Selling Unitholder	Number of Common Units Beneficially Owned Prior to the Offering(1)	Number of Common Units Being Offered(1)	Number of Common Units Beneficially Owned After the Offering(2)	Percentage of Common and Subordinated Units Beneficially Owned After Completion of Offering(2)
Sterling/US Shipping L.P. (3)	140,705	140,705	—	—
Sterling Investment Partners Side-by-Side, L.P. (4)	2,345	2,345	—	—
Aetna Life Insurance Company (5)	114,440	114,440	—	—
Paul Gridley (6)	40,048	6,840	33,208	*
Joseph Gehegan (7)	21,840	6,840	15,000	*
Albert Bergeron (8)	10,358	2,575	7,783	*
Alan Colletti (9)	21,150	5,150	16,000	*
Jeffrey Miller (10)	9,150	5,150	4,000	*
Ray Marquardt	4,686	1,855	2,831	*
William Young	780	210	570	*
Alerian Capital Partners LP	123,424	57,224	66,200	*
Alerian Opportunity Partners II LP	799,550	799,550	—	—
Alerian Focus Partners LP	34,535	34,535	—	—
Royal Bank of Canada	237,591	109,791	127,800	*
ZLP Fund L.P.	584,844	429,044	155,800	*
Structured Finance Americas, LLC	543,828	286,028	257,800	1.4%
Credit Suisse Management LLC	286,528	286,028	500	*
EGI-Fund (05-07) Investors, L.L.C.	572,060	572,060	—	—
GPS Income Fund LP	324,573	172,123	152,450	*
GPS High Yield Equity Fund LP	154,753	88,530	66,223	*
GPS Income Fund (Cayman) LTD	159,613	80,913	78,700	*
HFR RVA GPS Master Trust	160,279	87,479	72,800	*
UBS Securities LLC	289,155	286,030	3,125	*
Energy Income and Growth Fund	219,319	128,714	90,605	*
Fiduciary/Claymore MLP Opportunity Fund	518,051	300,331	217,720	1.2%
F Dematteis 2001 Trust 7/12/01	214,677	171,620	43,057	*
Dematteis FLP Assets LLC	69,059	57,210	11,849	*
The Ronald L Gallatin Rev Trust dated 5/26/04	80,000	34,325	45,675	*
Goldman Associates	28,605	28,605	—	—
Peter Halstead Trust	20,025	20,025	—	—
Cathy Halstead Trust	20,025	20,025	—	—
Eliza Finkelstein Trust	20,025	20,025	—	—
Jennifer Finkelstein Trust	20,025	20,025	—	—
Stanley Sirote	17,165	17,165	—	—
Langer Investment Partnership	14,305	14,305	—	—
Eileen Goldman	7,155	7,155	—	—
Michael Goldman	7,155	7,155	—	—
John D Case	15,000	5,725	9,275	*
JT Serko LP	11,725	5,725	6,000	*

*
Less than 1%.

(1)
Assumes conversion of any Class B units into common units. The Class B units are subordinate in right of payment to the common units and, if approved by unitholders, will be converted into common units. The Class B units vote as a single class with the common units, except that the Class B units are entitled to vote as a separate class on any matters that adversely affects their rights or preferences.

(2)
Assumes all common units (including common units converted from Class B units) issued in the August 2006 private placement are sold.

(3)
Sterling/US Shipping L.P., by virtue of its right to elect a majority of the Board of Shipping Master, may be deemed to beneficially own the securities of U.S. Shipping Partners L.P. owned by Shipping Master. Shipping Master currently owns (a) 5,272,341 Class A subordinated units and 1,627,627 Class B subordinated units of U.S. Shipping Partners L.P., and (b) 100% of US Shipping General Partner LLC ("Shipping GP"), our general partner, which owns a 2% general partner interest in us (the "GP Interest") as well incentive distribution rights ("IDRs"), which represent the right to receive an increasing percentage of quarterly distributions in excess of specified amounts. Shipping Master is the indirect beneficial owner of the General Partner Interest and the IDRs owned by Shipping GP. Sterling/US Shipping L.P. disclaims beneficial ownership of the securities owned by Shipping Master other than the securities attributable to its membership in Shipping Master. Sterling/US Shipping L.P., owns a 49.7% pecuniary interest in the Class A subordinated units directly owned by Shipping Master and a 37.97% pecuniary interest in the GP Interest and the IDRs indirectly owned by Shipping Master.

(4)
The general partner of Sterling/US Shipping Partner also serves as the general partner of Sterling Investment Partners Side-By-Side L.P.

(5)
A subsidiary of Aetna Life Insurance Company owns a 17.7% pecuniary interest in the Class A subordinated units directly owned by Shipping Master and a 13.48% pecuniary interest in the GP Interest and IDRs indirectly owned by Shipping Master.

(6)
Includes 30,603 common units held by Mr. Gridley's spouse and minor children. Mr. Gridley disclaims beneficial ownership of the units owned by his children. Does not include units owned by Shipping Master that Mr. Gridley may be deemed to beneficially own, and Mr. Gridley disclaims beneficial ownership of such units except to the extent of his interest in Shipping Master. Pursuant to Shipping Master's operating agreement, Mr. Gridley owns a (a) 12.14% pecuniary interest in the GP Interest and IDRs indirectly owned by Shipping Master, and (b) 51.47% pecuniary interest in the Class B subordinated units directly owned by Shipping Master. He will have the right to receive 2.5% of the distributions received by Shipping GP attributable to (i) the IDRs and (ii) that portion of its 2% GP Interest attributable to distributions on the common units and subordinated units in excess of the minimum quarterly distribution. He will only receive these amounts on conversion of Class A subordinated units into common units, but upon such conversion he will also be entitled to receive a "catch up" payment equal to the cumulative amount he would have received if such payments had commenced at November 4, 2004. He will receive a pro rata share of such amounts if less than all Class A subordinated units convert.

(7)
Does not include units owned by Shipping Master that Mr. Gehegan may be deemed to beneficially own, and Mr. Gehegan disclaims beneficial ownership of such units except to the extent of his interest in Shipping Master. Under Shipping Master's operating agreement, Mr. Gehegan owns a (a) 3.89% pecuniary interest in the GP Interest and IDRs indirectly owned by Shipping Master, and (b) 16.51% pecuniary interest in the Class B subordinated units directly owned by Shipping Master. He will have the right to receive 2.5% of the distributions received by Shipping GP attributable to (i) the IDRs and (ii) that portion of its 2% GP Interest attributable to distributions on the common units and subordinated units in excess of the minimum quarterly distribution. He will only receive these amounts on conversion of Class A subordinated units into common units, but upon such conversion he will also be entitled to receive a "catch up" payment equal to the cumulative amount he would have received if such payments had commenced at November 4, 2004. He will receive a pro rata share of such amounts if less than all Class A subordinated units convert.

(8)
Does not include units owned by Shipping Master that Mr. Bergeron may be deemed to beneficially own, and Mr. Bergeron disclaims beneficial ownership of such units except to the extent of his interest in Shipping Master. Under Shipping Master's operating agreement, Mr. Bergeron owns a (a) 0.69% pecuniary interest in the GP Interest and IDRs indirectly owned by Shipping Master, and (b) 2.91% pecuniary interest in the Class B subordinated units directly owned by Shipping Master. Mr. Bergeron will have the right to receive 1.5% of the distributions received by Shipping GP attributable to (i) the IDRs and (ii) that portion of its 2% GP Interest attributable to distributions on the common units and subordinated units in excess of the minimum quarterly distribution. He will only receive these amounts on conversion of Class A subordinated units into common units, but upon such conversion he will also be entitled to receive a "catch up" payment equal to the cumulative amount he would have received if such payments had commenced at November 4, 2004. He will receive a pro rata share of such amounts if less than all Class A subordinated units convert.

(9)
Does not include units owned by Shipping Master that Mr. Colletti may be deemed to beneficially own, and Mr. Colletti disclaims beneficial ownership of such units except to the extent of his interest in Shipping Master. Under Shipping Master's operating agreement, Mr. Colletti owns a (a) 0.84% pecuniary interest in the GP Interest and IDRs indirectly owned by Shipping Master, and (b) 3.54% pecuniary interest in the Class B subordinated units directly owned by Shipping Master. He will have the right to receive 1.5% of the distributions received by Shipping GP attributable to (i) the IDRs and (ii) that portion of its 2% GP Interest attributable to distributions on the common units and subordinated units in excess of the minimum quarterly distribution. He will only receive these amounts on conversion of Class A subordinated units into common units, but upon such conversion he will also be entitled to receive a "catch up" payment equal to the cumulative amount he would have received if such payments had commenced at November 4, 2004. He will receive a pro rata share of such amounts if less than all Class A subordinated units convert.

(10)
Does not include units owned by Shipping Master that Mr. Miller may be deemed to beneficially own, and Mr. Miller disclaims beneficial ownership of such units except to the extent of his interest in Shipping Master. Under Shipping Master's operating agreement, Mr. Miller owns a (a) 4.35% pecuniary interest in the GP Interest and IDRs indirectly owned by Shipping Master, and (b) 18.45% pecuniary interest in the Class B subordinated units directly owned by Shipping Master. He will have the right to receive 1.5% of the distributions received by Shipping GP attributable to (i) the IDRs and (ii) that portion of its 2% GP Interest attributable to distributions on the common units and subordinated units in excess of the minimum quarterly distribution. He will only receive these amounts on conversion of Class A subordinated units into common units, but upon such conversion he will also be entitled to receive a "catch up" payment equal to the cumulative amount he would have received if such payments had commenced at November 4, 2004. He will receive a pro rata share of such amounts if less than all Class A subordinated units convert.

PLAN OF DISTRIBUTION

        We are registering the common units on behalf of the selling unitholders pursuant to the terms of a registration rights agreement with each selling unitholder. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

        A selling unitholder may offer the common units from time to time, either in increments or in a single transaction. A selling unitholder may also decide not to sell all the common units it is allowed to sell under this prospectus. The selling unitholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

        The term "selling unitholder" also includes a person who obtains common units from a selling unitholder as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or in another private transaction.

        The selling unitholders may, from time to time, sell any or all of their common units on any stock exchange, market or trading facility on which the common units are traded or in private transactions. These sales may be at fixed prices, at market prices prevailing at the time of sale, at prices relating to such prevailing makret prices or at negotiated prices. The selling unitholders may use any one or more of the following methods when selling common units:

  •
  through the New York Stock Exchange or any other securities exchange that quotes the common units;

  •
  through underwriters;

  •
  in the over-the-counter market;

  •
  in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the common units as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales, in transactions to cover short sales or otherwise in connection with short sales;

  •
  broker-dealers may agree with the selling unitholders to sell a specified number of such common units at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling unitholders may also sell common units under Rule 144 under the Securities Act, if available, rather than under this prospectus. Sales of common units pursuant to this prospectus by our affiliates, including our executive officers, must comply with the applicable provisions of Rule 144.

        The selling unitholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver common units in connection with these trades. The selling unitholders may also transfer common units in other ways not involving market makers or established trading markets, involving directly by gift, distribution or other transfer.

        Broker-dealers engaged by the selling unitholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling unitholders (or, if any broker-dealer acts as agent for the purchaser of common units, from the purchaser) in amounts to be negotiated. The selling unitholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of common units by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of common units will be borne by a selling unitholder. The selling unitholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the common units if liabilities are imposed on that person under the Securities Act.

        The selling unitholders may from time to time pledge or grant a security interest in some or all of the common units owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common units from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling unitholders to include the pledgee, transferee or other successors in interest as selling unitholders under this prospectus.

        The selling unitholders also may transfer the common units in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the common units from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling unitholders to include the pledgee, transferee or other successors in interest as selling unitholders under this prospectus.

        The selling unitholders and any broker-dealers or agents that are involved in selling the common units may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common units purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We have agreed, among other things, to pay all expenses in connection with the registration of the common units covered by this prospectus, other than underwriting fees, discounts and selling commissions allocable to the sale of our common units by the selling unitholders. We have also agreed to indemnify the selling unitholders against certain liabilities arising under the Securities Act from sales of the common units.

        The selling unitholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common units, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of common units by any selling unitholder. If we are notified by any selling unitholder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of common units, we will, to the extent required, file a supplement to this prospectus with the amount of common units to be sold, the name of the selling unitholder(s), the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer. If the selling unitholders use this prospectus or any supplement to this prospectus for any sale of common units, they will be subject to the prospectus delivery requirements of the Securities Act.

        We have informed the selling unitholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, the Exchange Act, may apply to their sales of our common units.

LEGAL MATTERS

        Certain legal matters relating to the common units offered by this prospectus will be passed upon for us by Fulbright & Jaworski L.L.P., New York, New York.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of U.S. Shipping Partners L.P. incorporated in this prospectus by reference to the Annual Report on Form 10-K of U.S. Shipping Partners L.P. for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly-filed documents that contain the omitted information. We provide a list of all documents we incorporate by reference in prospectus under "Incorporation of Documents by Reference" below.

        You may read and copy the information that we incorporate by reference in this prospectus, as well as other reports and information that we file with the SEC, at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC maintains a website at http://www.sec.gov that contains reports, prospectus and other information that registrants, such as us, file electronically with the SEC.

        Each person to whom this prospectus is delivered may also request a copy thereof and the Amendment No. 1 to Amended and Restated Limited Partnership Agreement, the common unit and Class B unit purchase agreement and registration rights agreement, free of charge, by writing us at the following address: U.S. Shipping Partners L.P., 399 Thornall St., 8th Floor, Edison, New Jersey 08837, Attention: Investor Relations, or by telephoning us at (732) 635-1500.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date such information is presented, or, with respect to information incorporated by reference from reports or documents filed with the SEC, as of the date such report or document was filed.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the common units covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The SEC allows us to incorporate by reference information in this prospectus. Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are including and incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly-filed documents that contain such information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following documents filed with the SEC by us:

  •
  Annual Report on Form 10-K of U.S. Shipping Partners L.P. for the fiscal year ended December 31, 2005, filed on March 15, 2006;

  •
  Quarterly Reports on Form 10-Q of U.S. Shipping Partners L.P. for the fiscal quarter ended March 31, 2006, filed on May 10, 2006, the fiscal quarter ended June 30, 2006, filed on August 9, 2006, (including the Common Unit and Class B Unit Purchase Agreement and the Registration Rights Agreement, included as exhibits 10.3 and 10.4, respectively), and the fiscal quarter ended September 30, 2006, filed on November 9, 2006 (including Amendment No. 1 to Amended and Restated Limited Partnership Agreement, included as exhibit 4.1);

  •
  Current Reports on Form 8-K of U.S. Shipping Partners L.P. as filed with the SEC on February 8, 2006, February 22, 2006, May 8, 2006 (other than the information under Item 7.01), May 19, 2006, June 2, 2006, June 29, 2006, July 19, 2006, August 2, 2006, August 8, 2006, August 8, 2006, August 10, 2006, November 3, 2006 and November 9, 2006; and

  •
  The description of the common units in our registration statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 on October 22, 2004 and any amendments or reports filed to update the description.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Information in any Current Report on Form 8-K and any exhibits attached thereto that was "furnished" but not "filed" for purposes of Section 18 of the Exchange Act is not incorporated by reference in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        Set forth below are the expenses (all of which are to be paid by U.S. Shipping Partners L.P., other than underwriting discounts, selling commissions or transfer taxes) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the U.S. Securities and Exchange Commission registration fee, the amounts set forth below are estimates.

Amount ($ in thousands)
U.S. Securities Exchange Commission registration fee	$9
Legal expenses	164
Accounting fees and expenses	75
Miscellaneous expenses	80

Total	$328

Item 15. Indemnification of Directors and Officers

        The partnership agreement of U.S. Shipping Partners L.P. provides that we must indemnify our general partner and its officers, directors and managers, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our general partner or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence. We also must provide this indemnification for criminal proceedings when our general partner or these other persons acted with no reasonable cause to believe that their conduct was unlawful. Thus, our general partner could be indemnified for its negligent acts if it met the requirements set forth above. To the extent that these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable.

        The Registration Rights Agreement entered into in connection with the sale of the securities offered pursuant to this registration statement provides for indemnification by the Sellers thereunder of officers and directors of the general partner for certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits

  (a)
  Exhibits.    The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
2.1	Common Unit and Class B Unit Purchase Agreement by and among U.S. Shipping Partners L.P. and Purchasers. (incorporated by reference to Exhibit 10.3 to the Partnership's Quarterly Report on Form 10-Q for the period ended June 30, 2006).*
3.1
Amended and Restated Limited Liability Company Agreement of US Shipping General Partner LLC (incorporated by reference to Exhibit 3.4 to the Partnership's Quarterly Report on Form 10-Q for the period ended September 30, 2004).*
3.2
Amended and Restated Agreement of Limited Partnership of U.S. Shipping Partners L.P. (incorporated by reference to Exhibit 3.2 to the Partnership's Quarterly Report on Form 10-Q for the period ended September 30, 2004).*
3.3
Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of U.S. Shipping Partners L.P. (incorporated by reference to Exhibit 4.1 to the Partnership's Quarterly Report on Form 10-Q for the period ended September 30, 2006).*
4.1
Registration Rights Agreement by and among U.S. Shipping Partners L.P. and Purchasers. (incorporated by reference to Exhibit 10.4 to the Partnership's Quarterly Report on Form 10-Q for the period ended June 30, 2006).*
5.1	Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities being registered.
8.1	Opinion of Fulbright & Jaworski L.L.P. relating to certain tax matters.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and 8.1).
24.1	Power of Attorney (included on signature page of this registration statement).*

*
Previously filed.

Item 17. Undertakings

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    If the Registrant is relying on Rule 430B:

                (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement of prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (ii)
      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registrations statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    (5)
    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (a)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (b)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (c)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (d)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 hereof or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on January 12, 2007.

U.S. Shipping Partners L.P.
By:	US Shipping General Partner LLC its General Partner
By:	/s/ PAUL B. GRIDLEY Paul B. Gridley Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following officers and directors of U.S. Shipping Partners L.P., the registrant, on January 12, 2007, in the capacities indicated.

Signature	Title

/s/ PAUL B. GRIDLEY Paul B. Gridley	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
* Joseph P. Gehegan	Director
/s/ ALBERT BERGERON Albert Bergeron	Vice President—Chief Financial Officer (Principal Financial and Accounting Officer)
* Bryan S. Ganz	Director
* William M. Kearns Jr.	Director
* Gerald Luterman	Director
* M. William Macey, Jr.	Director

* Douglas L. Newhouse	Director
* Ronald L. O'Kelley	Director
*By:	/s/ ALBERT BERGERON Albert Bergeron, Attorney-in-Fact